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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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W. P. Carey Inc.
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2018 Proxy Statement

W. P. CAREY

YEARS

45 Years of Investing for the Long Run®

Notice of Annual Meeting of Stockholders

April 3, 2018

Date and Time
Thursday, June 14, 2018 1:30 p.m.	How to Vote

Location DLA Piper LLP
1251 Avenue of the Americas, 27th Floor, New York, NY 10020	INTERNET	PHONE	MAIL	IN PERSON

Items of Business

•

Election of ten Directors for 2018;

•

Consideration of an advisory vote on executive compensation;

•

Ratification of the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2018; and

•

Transaction of such other business as may properly come before the meeting and any adjournment or postponement thereof.

Only shareholders who owned stock at the close of business on April 2, 2018 are entitled to vote at the meeting. W. P. Carey Inc. mailed the attached Proxy Statement, proxy card and its Annual Report to shareholders on or about April 9, 2018.

By Order of the Board of Directors

Susan C. Hyde

Chief Administrative Officer and Corporate Secretary

Whether or not you attend, it is important that your shares be represented and voted at the Annual Meeting.

You may vote your shares by using the telephone or through the Internet. Instructions for using these services are set forth on the enclosed proxy card.

You may also vote your shares by marking your votes on the enclosed proxy card, signing and dating it and mailing it in the business reply envelope provided. If you attend the Annual Meeting, you may withdraw your previously submitted proxy and vote in person.

Additional questions are answered in the Users' Guide on page 60.

Important Notice Regarding Availability of Proxy Materials For the 2018 Annual Meeting of Shareholders to Be Held on June 14, 2018:

This Proxy Statement and the Annual Report to Shareholders are available at www.proxyvote.com.

Proxy Statement and Notice of 2018 Annual Meeting      |     1

Letter from Our Board Chairman and Chief Executive Officer

Dear Fellow Shareholders,
Benjamin H. Griswold, IV Non-Executive Chairman Board of Directors Jason E. Fox Chief Executive Officer Board of Directors

On behalf of the W. P. Carey Inc. Board of Directors, we are pleased to present you with our 2018 Proxy Statement. As we celebrate many milestones this year—our 45th anniversary, 20 years as a publicly-traded company and 20 years of investing in Europe—we remain proud of our long-term performance and commitment to you, our shareholders.

Over the last year, W. P. Carey continued its evolution to become the leading diversified net lease REIT. Among our most notable achievements in 2017, we announced the wind-down of our retail fundraising arm, Carey Financial LLC. While we remain committed to the investors in our existing managed programs and we will manage them through the end of their lifecycles, as a publicly-traded REIT, we determined that focusing our efforts and resources on growing our owned net lease portfolio would best support W. P. Carey's long-term strategic objectives.

We also announced Mark DeCesaris's retirement as Chief Executive Officer and a member of the Board of Directors, effective December 31, 2017, and the appointment of Jason Fox to succeed Mark in those roles. Mark has been instrumental to W. P. Carey's significant progress over his 12-year tenure and during his two years as CEO, in particular. Under Mark's leadership, the Board and management team thoroughly reviewed the Company's strategic alternatives and implemented a plan to focus on its core net lease investment expertise. Today, W. P. Carey is a stronger company with a well-defined strategy of owning a portfolio of diversified, high-quality net lease assets. We are grateful to Mark for his innumerable contributions.

In Jason, we not only have an individual with tremendous leadership skills, but also someone who knows net lease inside and out, with significant experience in acquiring and managing a global net lease portfolio. Jason's proven expertise embodies the investment-centric culture and discipline originally established by our founder, Bill Carey, and uniquely positions him to lead W. P. Carey at this point in our history. Our entire management team, which has an average tenure of more than 15 years, has the Board's full support and confidence and we are excited about W. P. Carey's future under Jason's leadership.

Our already strong governance platform continued to advance over the past year. In last year's Proxy Statement, we presented shareholders with proposals on both proxy access and allowing our shareholders to amend our Bylaws. We are pleased that both of these proposals were approved and that we now stand in an even stronger governance position. We also continue to build on W. P. Carey's long-standing commitment to Doing Good While Doing Well®. Bill Carey believed that in financing growing companies, we are also helping the communities those companies serve. We continue to strive to be good corporate citizens overall, serving our communities as part of our Carey Forward employee volunteer program.

The refreshment of our Board of Directors continues to be an ongoing process and a focus for us all. We have added two new directors since our last Annual Meeting. Margaret Lewis joined our Board in September 2017, and we believe her current experience as Chairman of the Federal Reserve Bank of Richmond, as well as in prior corporate roles, adds a unique perspective to our Board. Robert Flanagan, who is President of Clark Enterprises and brings valuable real estate and management expertise, was appointed to our Board in March 2018. We thank Dr. Richard Marston, who will not stand for re-election in June, for his many contributions over the years. Dick joined our Investment Committee in 2008 and has been a member of the Board since 2011. We believe our entire slate of directors brings exceptional skill sets and diverse viewpoints to W. P. Carey.

We would like to take this opportunity to highlight that we value your input and are committed to engaging with our shareholders. We welcome an open dialogue about Board matters and we provide information in this Proxy Statement on how you can contact us at any time. Information on how to vote, how to join us at the meeting and how to contact us is provided later in this Proxy Statement.

We are proud of our long-term performance and believe that our current Board and management team will build on our 45-year heritage, with a continued focus on providing our shareholders with stable dividends and long-term growth in the future.

On behalf of the entire Board of Directors, we thank you for your confidence in us. We value your investment, your input and your support and work diligently on your behalf to earn your ongoing trust in us.

With best regards,

	Benjamin H. Griswold, IV Non-Executive Chairman Board of Directors	Jason E. Fox Chief Executive Officer Board of Directors

2      |     Proxy Statement and Notice of 2018 Annual Meeting

5	Proposal One—Election of Ten Directors

	6	Nominees for the Board of Directors

13	Board Nominee Snapshot

14	Committees of the Board of Directors

16	Board Governance

	16	Board Member Term

	16	Board Meetings and Director Attendance

	16	Board Leadership Structure and Risk Oversight

	16	Director Independence

	17	Board Refreshment

	17	Board Nominating Procedures

	18	Proxy Access

	19	Shareholder Bylaw Amendment

	19	Increase in Ownership Limitation

20	Compensation of the Board of Directors

	21	2017 Director Compensation Table

	22	Director Stock Compensation Table

23	Corporate Governance

	23	Shareholder Proposals

	24	Other Communications with the Board

	24	Code of Ethics

	24	Certain Relationships and Related Transactions

26	Corporate Responsibility Initiatives Supporting Environmental, Social and Governance Goals

28	Executive Officers

31	Proposal Two—Advisory Vote on Executive Compensation

Proxy Statement and Notice of 2018 Annual Meeting      |     3

32	Executive Compensation

	32	Compensation Discussion and Analysis

	34	Compensation Highlights

	37	Elements of Compensation

	44	Compensation Governance

	46	Report of the Compensation Committee

	46	Compensation Committee Interlocks and Insider Participation

	47	Summary Compensation Table

	48	2017 Grants of Plan-Based Awards

	49	Outstanding Equity Awards at December 31, 2017

	50	2017 Option Exercises and Stock Vested

	51	2017 Nonqualified Deferred Compensation

	52	Potential Payments Upon Termination or Change-in-Control

	53	CEO Pay Ratio

54	Proposal Three—Ratification of Appointment of Independent Registered Public Accounting Firm

55	Report of the Audit Committee

	55	Financial Expert

	56	Fees Billed by PricewaterhouseCoopers LLP During Fiscal Years 2017 and 2016

	56	Pre-Approval Policies

57	Security Ownership of Certain Beneficial Owners, Directors and Management

59	Section 16(a) Beneficial Ownership Reporting Compliance

59	Equity Compensation Plan Information

60	Users' Guide

4      |     Proxy Statement and Notice of 2018 Annual Meeting

Proposal One—Election of Ten Directors

We first ask that you vote to re-elect each of the current members of our Board of Directors standing for re-election. We lead with this vote because we, the Board of Directors, oversee W. P. Carey as stewards for all our stakeholders, including you, our shareholders.

We also lead with this vote because we are proud of all of the actions our Board took over the past year, including:

•
As a result of W. P. Carey's strategic and operational performance during 2017, the Board was able to continue our practice of increasing quarterly dividends, while the executive team increased adjusted funds from operations ("AFFO"), and continued to improve our capital structure.

•
Also during the last year, we continued our Board refreshment process, with three directors leaving the Board in June 2017 and Mark J. DeCesaris, who also retired as our Chief Executive Officer ("CEO"), leaving the Board at year-end. Jason E. Fox succeeded Mr. DeCesaris as CEO and as a Board member on January 1, 2018. In addition, Margaret G. Lewis joined our Board in September 2017, and in March 2018, Robert J. Flanagan joined the Board in replacement of one of our current directors, Richard C. Marston, who is not standing for re-election at the Annual Meeting in June 2018. We believe our directors have the skills and expertise necessary to fulfill the Board's responsibilities for strategic oversight, succession planning, risk management, and other fiduciary activities. We also believe that the Board and each Committee have an excellent balance of experienced directors and those who bring a fresh perspective. Our director biographies highlight the real estate expertise, the international insights, and the public company board and management experience brought to the Board.

•
In refreshing our Board, we utilized direct input from Board members as well as feedback from an external review of the Board at the group and individual levels. Based on the feedback we received, we took the following steps during 2017:

-
Agreed on a target Board size, optimal mix of director qualifications, and a process for identifying and evaluating a diverse slate of prospective directors;

-
Amended our corporate governance policies to further limit over-boarding by our directors, such that no exceptions are allowed; and
  -
  Created a new Board-level Investment Committee, responsible for approving all on-balance sheet investments above a threshold size or criticality and investments for three of our managed programs, Corporate Property Associates 17–Global Incorporated ("CPA:17–Global"), Corporate Property Associates 18–Global Incorporated ("CPA:18–Global" and together with CPA:17–Global, the "CPA REITs") and Carey European Student Housing Fund I, L.P. ("CESH"), as needed.

•
In order to ensure that we are working effectively for our shareholders, in addition to our normal oversight duties, we will continue our practices of:

-
Periodic strategic reviews with management and external advisors;

-
Annual succession planning for key management positions necessary to execute our strategy;

-
Periodic reviews focused on risk management and fiduciary responsibilities;

-
Ongoing internal and external education sessions for the Board;

-
Annual reviews of Board performance;

-
Active recruitment and orientation of new directors, as needed; and

-
Outreach to our shareholders.

We believe these provisions and actions demonstrate our commitment to protecting your interests as shareholders. We take our responsibility to deliver for you and our other stakeholders seriously; we do not ask lightly for your vote. As we ask for your vote, we should note that our directors are elected annually, subject to a majority voting requirement, and are led by an independent Chairman separate from our CEO. All members of the Board except the CEO are independent, and all members of the Board are committed to enhancing shareholder value.

Proxy Statement and Notice of 2018 Annual Meeting      |     5

Proposal One—Election of Ten Directors

The Board recommends a vote FOR each of the nominees

Nominees for the Board of Directors

Our Board members are diverse in talents, experiences and backgrounds but share track records of successful management and oversight of public and private companies. The Board recommends a vote FOR each of the nominees set forth on the following pages so we can continue along the path we have been actively pursuing.

Unless otherwise specified, proxies will be voted FOR the election of the named nominees, each of whom was recommended by the Nominating and Corporate Governance Committee and approved by the Board. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a majority of the votes cast for a nominee by the shareholders present, in person or by proxy, is required to elect each nominee.

6      |     Proxy Statement and Notice of 2018 Annual Meeting

Nominees for the Board of Directors

Mark A. Alexander

Independent Director Age 59 Chair of the Audit Committee Director Since 2016	Mr. Alexander brings to the Board over 30 years of international business experience in operations, mergers & acquisitions and accounting. He has developed expertise in strategic planning, operational management, public & private capital markets, financial analysis, accounting and investor relations. Mr. Alexander's experience as a corporate executive officer, certified public accountant, and public company board member make him qualified to be a W. P. Carey Board member and to be Chairman of the Audit Committee.	CURRENTLY
Managing Member
Landmark Property Group, LLC

PREVIOUSLY
CEO, President & Director
Suburban Propane Partners, L.P.

SVP, Corporate Development
Hanson Industries, Inc.

Senior Accountant & CPA
Price Waterhouse & Co.

PUBLIC BOARDS
BMC Stock Holdings, Inc.
(NASDAQ-listed): Present

Kaydon (NYSE-listed): (2007-2013)

EDUCATION
BBA in Accounting, the University
of Notre Dame

Peter J. Farrell

Independent Director Age 57 Chair of the Compensation Committee Director Since 2016	Mr. Farrell brings to the Board 35 years of experience in real estate investment, finance, leasing and development as well as public, private and international fund raising. His broad industry exposure and diverse skill set, along with his operating and board experience in the real estate investment trust (or "REIT") industry, adds a valuable perspective to the W. P. Carey Board and provides a significant source of industry knowledge and expertise to the Company's committees on which he serves.	CURRENTLY
Partner and Co-founder
CityInterests, LLC and
PADC Realty Investors

PREVIOUSLY
President and Chief Operating Officer
Medical Office Properties Inc.

PUBLIC BOARDS
CRT Properties (NYSE-listed): (2004-2005)

EDUCATION
BS in History, Georgetown University

Proxy Statement and Notice of 2018 Annual Meeting      |     7

Nominees for the Board of Directors

Robert J. Flanagan

Independent Director Age 61 Director Since 2018	Mr. Flanagan has served as President of Clark Enterprises, Inc. since 2015 and was its Executive Vice President from 1989 to 2015. At Clark Enterprises, Mr. Flanagan oversees the acquisition, management and development of new investment opportunities. As a result of these and other professional experiences, Mr. Flanagan has a deep understanding and knowledge of a broad variety of subject areas, including accounting, finance and capital structure; strategic planning and leadership of complex organizations; people management; board governance; and board practices of other entities.	CURRENTLY
President
Clark Enterprises, Inc.

Trustee, A. James & Alice B. Clark
Foundation

PREVIOUSLY
Treasurer, Secretary and Board Member
Baltimore Orioles, Inc.

PRIOR PUBLIC BOARDS
Chairman of the Board Sagent
Pharmaceuticals, Inc. (NASDAQ-Listed):
Director (2009-2016);
Chairman (2015-2016)

Martek Biosciences Corporation
Director (2002-2010);
Chairman (2007-2010)

OTHER BOARDS
Brown Advisory, Inc.

Chairman of the Board, Federal City Council,
Washington, D.C. (2014-2017)

Svelte Medical Systems

Vascular Therapies, Inc.

EDUCATION
BS in Business Administration,
Georgetown University

MS in Taxation, American
University School of Business

CPA

8      |     Proxy Statement and Notice of 2018 Annual Meeting

Nominees for the Board of Directors

Jason E. Fox

Chief Executive Officer Age 45 Director Since 2018	Mr. Fox brings to the Board over 16 years of business and investment experience, having been responsible, most recently as Head of Global Investments, for sourcing, negotiating, and structuring acquisitions on behalf of W. P. Carey and the CPA® REITs since joining the Company in 2002. He has a deep understanding of W. P. Carey's business and its investment strategies. Further, Mr. Fox's role as CEO and previous service as W. P. Carey's President, overseeing both the investment and asset management activities of the Company, make information and insight about the Company's business directly available to the Board in its deliberations. In addition to his role as CEO of W. P. Carey, Mr. Fox also sits on the boards of the CPA REITs, Carey Watermark Investors Incorporated ("CWI 1"), and Carey Watermark Investors 2 Incorporated ("CWI 2" and together with the CPA REITs, CWI 1 and CESH, the "Managed Programs"), which are all investment programs that W. P. Carey, through its subsidiaries, serves as the advisor. He also serves as a Trustee of the W. P. Carey Foundation.	CURRENTLY
CEO since January 2018
W. P. Carey Inc.

PREVIOUSLY
President
W. P. Carey Inc.

EDUCATION
BS in Civil Engineering and Environmental
Science, magna cum laude, Notre Dame

MBA, Harvard Business School

Benjamin H. Griswold, IV

Independent Director Age 77 Non-Executive Chairman of the Board Chair of the Executive Committee Director Since 2006	Mr. Griswold brings to the Board almost 50 years of experience in the investment business, first as an investment banker and then as an investment advisor. He has extensive experience with, and understanding of, capital markets as well as security analysis and valuation. His board experience and his past experience as a director of the New York Stock Exchange give him a detailed understanding of corporate governance in general and audit, compensation, governance, and finance functions in particular.	CURRENTLY
Partner and Chairman, Brown Advisory, Inc.

PREVIOUSLY
Senior Chairman
Deutsche Bank Securities, Inc.
(successor to Deutsche Bank Alex. Brown)

PUBLIC BOARDS
Flowers Foods (NYSE-listed): Present

Stanley Black & Decker: 2010-2016

New York Stock Exchange: 1993-1999

EDUCATION
BA, Princeton University

MBA, Harvard University

Proxy Statement and Notice of 2018 Annual Meeting      |     9

Nominees for the Board of Directors

Axel K.A. Hansing

Independent Director Age 75 Director Since 2011	Mr. Hansing brings to the Board over 40 years of experience in international corporate and investment banking, real estate financing, asset management, and private equity investing, both as a General and a Limited Partner. In his current role as Senior Partner at Coller Capital, Mr. Hansing is responsible for the origination, execution, and monitoring of investments. Earlier in his career prior to founding Hansing Associates, he served as Managing Director of Equitable Capital Management in London and New York, Head of the International Division of Bayerische Hypotheken—und Wechselbank AG (now part of UniCredit SpA) in Munich and New York and held roles with Merrill Lynch International Banking in Hong Kong and London as well as with Marine Midland Bank (now part of HSBC) in London and New York.	CURRENTLY
Partner
Coller Capital, Ltd.

PREVIOUSLY
CEO and Founder
Hansing Associates

Managing Director
Equitable Capital Management

EDUCATION
University of Hamburg

Advanced Management Program,
Harvard Business School

Jean Hoysradt

Independent Director Age 67 Director Since 2014	Ms. Hoysradt brings to the Board over 40 years of real estate, private equity, and investment expertise, along with domestic and international business experience, which have been great assets to W. P. Carey and the Company's Investment Committee for the past seven years. Earlier in her career, Ms. Hoysradt held positions in investment banking and investment management at Manufacturers Hanover, First Boston and Equitable Life. Ms. Hoysradt also serves as a director of The Swiss Helvetia Fund, a closed-end investment company, since July 2017. She is a member of Duke University Management Company's board of directors and chair of its audit committee.	PREVIOUSLY
Chief Investment Officer
Mousse Partners Limited

SVP and head of the
Investment and Treasury Departments
New York Life Insurance Company

PUBLIC BOARDS
The Swiss Helvetia Fund Inc.
(NYSE-listed): Present

EDUCATION
BA in Economics, Duke University

MBA, Columbia University
School of Business

10      |     Proxy Statement and Notice of 2018 Annual Meeting

Nominees for the Board of Directors

Margaret G. Lewis

Independent Director Age 63 Director Since 2017	Ms. Lewis is the former president of Hospital Corporation of America's ("HCA's") Capital Division, which includes facilities in northern, central and southwestern Virginia, New Hampshire, Indiana and Kentucky. She began her career with HCA in 1978 and held several positions in nursing management and quality management before becoming chief nursing officer of HCA's Richmond Division in 1997. Ms. Lewis became chief operating officer of CJW Medical Center in 1998 and chief executive officer in 2001. She is a registered nurse and a fellow of the American College of Healthcare Executives. Ms. Lewis brings extensive leadership experience and management skills to the board. Her variety of senior management roles provides expertise in executive decision-making and strategic planning.	CURRENTLY
Chairman
Federal Reserve Bank of Richmond

PUBLIC BOARDS
Flowers Foods (NYSE-listed): Present

Director Federal Reserve Bank of Richmond

PREVIOUSLY
President, Hospital Corporation of America's Capital Division

Director Smithfield Foods: (2011-2013)

EDUCATION
Nursing AAS, John Tyler Community College

BS in Nursing, Medical College of Virginia

MBA, Averett University

Fellow of the American College of
Healthcare Executives

Christopher J. Niehaus

Independent Director Age 59 Non-Executive Vice Chairman of the Board Chair of the Investment & Nominating and Corporate Governance Committees Director Since 2016	Mr. Niehaus spent 28 years at Morgan Stanley, where he helped build and run one of the leading global real estate banking, lending and investing businesses. He brings to the Board a broad range and depth of experience in finance, real estate investment banking, portfolio management and private equity, as well as public, private and international fund raising and fund management. His skill set and exposure to a variety of industries add valuable perspective to the W. P. Carey Board. Mr. Niehaus serves on the Executive Board of the International Council of Shopping Centers and previously has served on the boards of private equity real estate companies in the U.S., Europe and Asia.	CURRENTLY
Partner, Member of the Global
Investment Committee
GreenOak Real Estate

PREVIOUSLY
Vice Chairman
Morgan Stanley Real Estate

Co-Head of Global Real Estate
Investment Banking
Morgan Stanley

EDUCATION
AB in History, Dartmouth College
MBA, Harvard University

Proxy Statement and Notice of 2018 Annual Meeting      |     11

Nominees for the Board of Directors

Nick J.M. van Ommen

Independent Director Age 71 Director Since 2011	Mr. van Ommen has served in various roles across the banking, venture capital, and asset management sectors through his career and brings to the Board over 35 years of financial and real estate experience, particularly in Europe. In his almost ten years serving as CEO of the European Public Real Estate Association, Mr. van Ommen was responsible for promoting, developing and representing the European public real estate sector. In addition to his public boards, Mr. van Ommen currently serves on the supervisory board and as chairman of the audit committee of Allianz Benelux SA, a private company that offers insurance products in Belgium, The Netherlands and Luxembourg, and as chairman of the audit committee of Allianz Netherlands Group NV, a life insurance company wholly owned by Allianz Benelux SA in Belgium. He is also a member of the advisory board of BNP Paribas Real Estate Advisory Netherlands BV.	PREVIOUSLY
CEO
European Public Real Estate
Association

PUBLIC BOARDS
IMMOFINANZ AG (Austria-listed
real estate company): Present

VASTNED Retail (Belgium-listed
real estate company): (2007-2016)

Intervest Offices & Warehouses
(Belgium-listed real estate
company): (2007-2016)

EDUCATION
MBA, Newport University
Fellow of the Royal Institute of
Chartered Surveyors

12      |     Proxy Statement and Notice of 2018 Annual Meeting

Board Nominee Snapshot

Our Board brings a strong mix of real estate expertise, international insights, and public company board and management experience. We believe our director nominees have the skills and expertise necessary to fulfill the Board's responsibilities for strategic oversight, succession planning, risk management and other fiduciary activities. We added one new independent director in each of 2017 and 2018, and one independent director is not standing for re-election in 2018. Our former CEO retired from the Board and as CEO on December 31, 2017, and our new CEO replaced him on the Board on January 1, 2018. We believe that the Board and each Committee now have an excellent balance of experienced directors and those who bring a fresh perspective.

Director Skills

Director Tenure	Director Independence	Diversity

Director Age

Proxy Statement and Notice of 2018 Annual Meeting      |     13

Committees of the Board of Directors

Members of the Board of Directors serve on one or more of our Board's standing committees, which are our Compensation, Audit, and Nominating and Corporate Governance Committees. As required by SEC regulations, the written charters for each of these standing committees can be viewed on our website, www.wpcarey.com, under the heading "Investor Relations." In addition to our standing committees, in January 2017 our Board formed an Investment Committee, reflecting the Company's strategy to focus exclusively on net lease investing for its own balance sheet. Prior to that time, our Investment Committee was a committee of the Advisory Board of Carey Asset Management Corp. ("CAM"), an indirect wholly-owned subsidiary of the Company that provides advisory services to the Company's Managed Programs. The table below reflects the current Committee membership for all Directors who are standing for re-election at the Annual Meeting.

Membership and Functions of the Committees of the Board

COMPENSATION COMMITTEE Members Peter J. Farrell, Chair Mark A. Alexander Benjamin H. Griswold, IV Jean Hoysradt Number of Meetings Held in 2017: 8

The Compensation Committee's responsibilities include:

•

setting compensation principles that apply generally to our employees;

•

reviewing compensation with respect to directors;

•

reviewing and making recommendations to the Board of Directors regarding the compensation structure for all current named executive officers ("NEOs") and other key employees, including salaries, cash incentive plans and equity-based plans;

•

reviewing goals and objectives relevant to our NEOs, and key employees, evaluating their performance, and approving their compensation levels for both annual and long-term incentive awards; and

•

reviewing and approving the terms and conditions of stock grants.

There were six regular meetings and two special meetings of the Compensation Committee held during 2017.

AUDIT COMMITTEE Members Mark A. Alexander, Chair and Financial Expert Peter J. Farrell, Financial Expert Robert J. Flanagan Margaret G. Lewis Nick J.M. van Ommen Number of Meetings Held in 2017: 8

The Audit Committee's responsibilities include:

•

assisting the Board in monitoring the integrity of the financial statements and management's report of internal controls over financial reporting of the Company, the compliance with legal and regulatory requirements, and the independence, qualifications, and performance of our internal audit function and Independent Registered Public Accounting Firm;

•

engaging an Independent Registered Public Accounting Firm, reviewing with the Independent Registered Public Accounting Firm the plans and results of the audit engagement, approving professional services provided by the Independent Registered Public Accounting Firm, and considering the range of audit and non-audit fees;

•

reviewing the internal audit charter and scope of the internal audit plan; and

•

reviewing and discussing the Company's internal controls with management, the internal auditors and the Independent Registered Public Accounting Firm and reviewing the results of the internal audit program.

There were eight regular meetings of the Audit Committee held during 2017.

14      |     Proxy Statement and Notice of 2018 Annual Meeting

Committees of the Board of Directors

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Members Christopher J. Niehaus, Chair Benjamin H. Griswold, IV Axel K.A. Hansing Margaret G. Lewis Number of Meetings Held in 2017: 7

The Nominating and Corporate Governance Committee's responsibilities include:

•

developing and implementing policies and practices relating to corporate governance, including monitoring implementation of our corporate governance policies; and

•

developing and reviewing background information of candidates for the Board of Directors, including those recommended by shareholders, and making recommendations to the Board regarding such candidates.

There were four regular meetings and three special meetings of the Nominating and Corporate Governance Committee held during 2017.

INVESTMENT COMMITTEE Members Christopher J. Niehaus, Chair Peter J. Farrell Robert J. Flanagan Axel K.A. Hansing Jean Hoysradt Nick J.M. van Ommen Number of Meetings Held in 2017: 10

The Investment Committee's responsibilities include:

•

approving W. P. Carey's investments greater than $100 million to ensure that they satisfy our relevant investment criteria;

•

reviewing all of W. P. Carey's investments on a quarterly basis; and

•

reviewing and approving investments made on behalf of CPA:17—Global, CPA:18—Global and CESH.

There were ten regular meetings of the Investment Committee held during 2017.

Proxy Statement and Notice of 2018 Annual Meeting      |     15

Board Governance

Board Member Term

Our directors each hold office until the next annual meeting of stockholders except in the event of death, resignation, or removal. If a nominee is unavailable for election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast with regard to the substituted nominee. Currently, the Board is unaware of any circumstances that would result in a nominee being unavailable.

Board Meetings and Director Attendance

There were five regular meetings and five special meetings of the Board held in 2017, and each director attended at least seventy-five percent of the aggregate of such meetings and of the meetings held during the year by the Committees of which he or she was a member, except for Ms. Lewis, who joined the Board in September 2017 and attended 4 of 6 meetings during her tenure in 2017. Under our Corporate Governance Guidelines, the directors are required to make every effort to attend each Board meeting and applicable Committee meetings, except in unavoidable circumstances. Although there is no specific policy regarding director attendance at meetings of stockholders, directors are invited and encouraged to attend. Eleven of the then-serving directors attended the Company's annual meeting of stockholders held on June 15, 2017 (the "2017 Annual Meeting"). In addition to Board and Committee meetings, our directors also engage in informal group communications and discussions with the Non-Executive Chairman of the Board and the CEO, as well as with members of senior management regarding matters of interest.

Board Leadership Structure and Risk Oversight

Mr. Griswold has served as Non-Executive Chairman of the Board since January 2012. The primary responsibility of the Non-Executive Chairman is to preside over meetings of the Board of Directors as well as to preside over periodic executive sessions of the Board in which the CEO and/or other members of management do not participate. In January 2018, the Board determined, upon the recommendation of the Nominating and Corporate Governance Committee, to appoint Mr. Niehaus as Non-Executive Vice Chairman of the Board. The primary responsibility of the Vice Chairman is to preside over meetings of the Board in the absence of the Chairman. The Chairman and Vice Chairman are also responsible, together with members of our senior management team, for establishing Board agendas and for working closely with our CEO on the overall direction of the Company to enhance long-term shareholder value. The Board believes that, as a former Chairman of the Board of Alex. Brown & Sons, Mr. Griswold is well-suited to preside over both full and executive sessions of the Board and to fulfill the other duties of the Chairman. The Board also believes that Mr. Niehaus is well-qualified for the role of Vice Chairman given the depth of his experience and his previous role as Vice Chairman of Morgan Stanley Real Estate.

Our CEO, Mr. Fox, is also a member of the Board of Directors. The Board considers the CEO's participation to be important in order to make information and insight about the Company's business and its operations directly available to the directors in their deliberations.

Our Board of Directors has overall responsibility for risk oversight. The Board of Directors reviews and oversees our Enterprise Risk Management ("ERM") program, which is a company-wide initiative that involves our senior management and other personnel acting in an integrated effort to identify, assess and manage risks that may affect our ability to execute our corporate strategy and fulfill our business objectives. These activities involve the identification, prioritization and assessment of a broad range of risks, including operational, financial, strategic, and compliance risks, and the formulation of plans to manage these risks and mitigate their effects.

As part of our ERM program, management provides periodic updates to our Board of Directors with respect to key risks and discusses appropriate risk response strategies. Throughout the year, the Board, and the Committees to which it has delegated responsibility, dedicates a portion of their meetings to discuss specific risk topics in greater detail. Strategic and operational risks are presented and discussed in the context of the CEO's report on operations to the Board of Directors at regularly scheduled meetings and at presentations to the Board of Directors and its Committees by management. Additionally, at least annually, our Audit Committee discusses with management and the Director of Internal Audit our significant financial risk exposures, including cybersecurity risks, and steps that have been taken to monitor and control such exposures.

Our Compensation Committee reviews the risks related to our compensation policies and practices and assesses the impact to our risk profile, at least on an annual basis. Management, with the Compensation Committee, regularly reviews our compensation programs, including incentives that may create, and factors that may reduce, the likelihood of excessive risk taking in order to determine whether such programs present a significant risk to the Company.

Director Independence

As part of our corporate governance practices, the Board has adopted Corporate Governance Guidelines, which

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Board Governance

among other things establish rules regarding the independence of directors. We refer to our Corporate Governance Guidelines in this Proxy Statement as the Guidelines. The Guidelines, which we believe meet or exceed the Listing Standards of the New York Stock Exchange (the "NYSE"), include the Company's definition of Independent Director. Pursuant to the Guidelines, the Board undertook its annual review of Director Independence in March 2018. During this review, the Board considered any transactions and relationships between each director and nominee or any member of his or her immediate family and W. P. Carey and its subsidiaries and affiliates, including those reported under Certain Relationships and Related Transactions below. The Board also examined any transactions and relationships between each director and nominee or their affiliates and members of our senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

The NYSE also requires that the Board of Directors determine whether a director is "independent" for purposes of the NYSE Listing Standards. The Nominating and Corporate Governance Committee has asked each director and nominee to specify in writing the nature of any relevant relationships such individual may have with the Company, including, but not limited to, any relationships that would specifically preclude a finding of "independence" under those Listing Standards. Upon review of these disclosures, the Board has affirmatively determined that none of the directors or nominees noted as "independent" in this Proxy Statement has a material relationship with W. P. Carey that would interfere with his or her independence from the Company and its management.

As a result, the Board has affirmatively determined that director nominees Alexander, Farrell, Flanagan, Griswold, Hansing, Hoysradt, Lewis, Niehaus and van Ommen are independent of the Company and its management under the standards set forth in the Guidelines, applicable federal laws, the rules of the Securities and Exchange Commission (the "SEC") and the NYSE's Listing Standards and for the purpose of serving on the relevant Board committees, where applicable. Mr. Fox is considered to be an affiliated director because of his current employment as CEO of W. P. Carey.

The Board has determined that none of the directors who currently serve on the Compensation, Audit or Nominating and Corporate Governance Committees, or who served at any time during 2017 on such committees, has or had a relationship to W. P. Carey that may interfere with his or her independence from W. P. Carey and its management, and therefore, as required by applicable regulations, all such directors were or are, as applicable, "independent" as defined in the NYSE Listing Standards and by the rules of the SEC.

Board Refreshment

In March 2017, the Board resolved to eliminate the mandatory retirement age for Board members and instead made a commitment to actively refreshing the Board based on annual performance reviews and an evaluation of the skills and experience necessary to fulfill the Board's responsibilities to shareholders. Currently, the average tenure of our Directors is less than four years. We believe that we continued to demonstrate our commitment to actively refreshing our Board during 2017 and into 2018.

Board Nominating Procedures

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by Board members, management, shareholders and outside advisors. A shareholder who wishes to recommend a prospective nominee for the Board should notify our Corporate Secretary or the Nominating and Corporate Governance Committee in writing with the information and in the time period required by our Bylaws, which is set forth in more detail in "Shareholder Proposals" and "Other Communications with the Board" in the Corporate Governance section of this Proxy Statement.

Once a candidate has been recommended to the Corporate Secretary or Nominating and Corporate Governance Committee, there are a number of actions undertaken to complete a full evaluation of the candidate including the following:

•
Consider Board and Committee needs;

•
Gather information about the candidate's background and experience, which may include the assistance of an outside search firm;

•
If appropriate, conduct interviews by the Nominating and Corporate Governance Chair, Chairman of the Board and/or the CEO;

•
If appropriate, conduct additional interviews that may include some combination of, or all, members of the Nominating and Corporate Governance Committee, members of the Executive Committee, and members of the senior management team;

•
Complete an evaluation of candidate qualifications and Board needs by the full Nominating and Corporate Governance Committee, with a determination to be made regarding a recommendation to the Board; and

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Board Governance
•
Discuss recommended nomination by the full Board, with a determination to be made regarding whether or not to move forward with the nomination.

Existing Board members are considered for nomination on an annual basis, by undertaking the following actions:

•
Annual performance review of the Board at the group and individual director levels;

•
Discussion by Nominating and Corporate Governance Committee regarding nominations based on a review of Board needs and a Board performance review, with a recommendation to be made to the Board regarding nominations; and

•
Discussion by the Board regarding recommended nominations, with a determination to be made regarding the slate of directors to be nominated in the Proxy Statement.

In considering new candidates and existing Board members for nomination to the Board, this year the Nominating and Corporate Governance Committee and the Board evaluated the following:

•
Board and Committee needs in order to be able to fulfill responsibilities related to strategic oversight, succession planning, ERM and other fiduciary duties;

•
Succession planning at the Board and Committee levels;

•
Individual performance record on the Board;

•
Individual characteristics, including:

-
Operating experience at senior levels;

-
Public company experience;

-
Real estate and investment expertise;

-
Board experience;

-
Strategic thinking with long term view on value creation for shareholders;

-
Effective communication skills and secure decision-making skills;

-
Independence and absence of red flags; and

-
Diversity of backgrounds and expertise necessary at the Board and Committee levels.

Since the 2017 Annual Meeting, in addition to reviewing qualifications for all Board members, the Nominating and Corporate Governance Committee determined that Margaret G. Lewis and Robert J. Flanagan had the experience and skill sets needed at the Board and

Committee levels and invited them to join the Board in September 2017 and March 2018, respectively.

Our Board feels confident that each of the ten individuals we have nominated have the experience and skill sets necessary to fulfill all Board and Committee responsibilities. We encourage you to review our Board accomplishments and biographies, and to vote for all 10 Board nominees.

Proxy Access

In March 2017, after conducting an extensive evaluation of best practices in corporate governance and outreach to several of our largest investors, the Board determined to amend our Bylaws to allow for proxy access for shareholders. As described in our Form 8-K filed with the SEC on March 21, 2017, we adopted what we believe to be the most prevalent proxy access model, the so-called "3/3/20/20" structure, which generally enables a shareholder or a group of up to 20 shareholders who have held 3% of our stock for 3 years to nominate up to 20 percent of the Board. The following is a summary of the provisions related to our proxy access bylaw and is qualified in its entirety by reference to a complete set of our Bylaws:

Shareholders' Eligibility to Nominate

As amended, our Bylaws generally permit any shareholder or group of up to 20 shareholders who have maintained continuous qualifying ownership of at least 3% or more of our outstanding Common Stock for at least the previous 3 years to include a specified number of director nominees in the Company's proxy materials for our annual meeting of stockholders.

Number of Shareholder-Nominated Candidates

The maximum number of shareholder-nominated candidates will be equal to the greater of: (a) two candidates or (b) 20% of the directors in office at the time of nomination. If the 20% calculation does not result in a whole number, the maximum number of shareholder-nominated candidates would be the closest whole number below 20%. Shareholder-nominated candidates that the Board of Directors determines to include in the proxy materials as Board-nominated candidates will be counted against the 20% maximum.

Calculation of Qualifying Ownership

As more fully described in our Bylaws, a nominating shareholder will be considered to own only the shares for which the shareholder possesses the full voting and investment rights and the full economic interest (including the opportunity for profit and risk of loss). Under this provision, borrowed or hedged shares do not count as "owned" shares. A shareholder will be deemed to "own" shares that have been loaned by or on behalf of the shareholder to another person if the shareholder has the

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Board Governance

right to recall such loaned shares, undertakes to recall, and does recall such loaned shares prior to the record date for the annual meeting and maintains qualifying ownership of such loaned shares through the date of the meeting.

Procedure for Selecting Candidates in the Event the Number of Nominees Exceeds 20%

If the number of shareholder-nominated candidates exceeds 20% of the directors in office, each nominating shareholder will select one shareholder-nominated candidate, beginning with the nominating shareholder with the largest qualifying ownership and proceeding through the list of nominating shareholders in descending order of qualifying ownership until the permitted number of shareholder-nominated candidates is reached.

Nominating Procedure

In order to provide adequate time to assess shareholder-nominated candidates, requests to include shareholder-nominated candidates in proxy materials must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that we mailed the proxy statement for the previous year's annual meeting of stockholders.

Information Required of All Nominating Shareholders

As more fully described in our Bylaws, each shareholder seeking to include a director nominee in the proxy materials is required to provide certain information, including:

•
Proof of qualifying stock ownership as of the date of the submission and the record date for the annual meeting, and an agreement to maintain qualifying ownership through the date of the meeting;

•
The shareholder's notice on Schedule 14N required to be filed with the SEC;

•
The written consent of the shareholder nominee to being named in the proxy statement and serving as a director, if elected; and

•
A completed director questionnaire signed by the nominee.

Nominating shareholders are also required to make certain representations and agreements, including with regard to:

•
Lack of intent to effect a change of control;

•
Intent to maintain qualifying ownership through the date of the annual meeting;
•
Only participating in the solicitation of their nominee or Board of Director's nominees; and

•
Complying with solicitation rules and assuming liabilities related to indemnifying the Company against losses arising out of the nomination.

Information Required of All Shareholder Nominees

Each shareholder nominee is required to provide the representations and agreements required of all nominees for election as director, including certain items noted in our Bylaws that we believe are consistent with current market practice.

Disqualification of Shareholder Nominees

A shareholder nominee would not be eligible for inclusion in the proxy statement under certain circumstances enumerated in our Bylaws, which we believe to be consistent with current market practice.

Supporting Statement

Nominating shareholders are permitted to include in the proxy statement a 500-word statement in support of their nominee(s). We may omit any information or statement that we believe would violate any applicable law or regulation.

Shareholder Bylaw Amendment

In June 2017, our shareholders approved an amendment, recommended by our Board, to our Charter to allow shareholders to amend our Bylaws. The Board of Directors has always had the power to adopt, alter or repeal any provision of our Bylaws and to make new Bylaws. As a result of this Charter amendment, shareholders may now also alter or repeal any provision of our Bylaws and adopt new Bylaws with the approval of at least a majority of all votes entitled to be cast on the matter.

Increase in Ownership Limitation

Early last year, our Board carefully considered the advantages and disadvantages of increasing the single-shareholder ownership limitation in our Charter from 7.9% to 9.8%. After weighing these considerations, and upon the recommendation of the Nominating and Corporate Governance Committee, the Board concluded that such an increase could enhance our ability to attract increased equity investments from institutional investors without jeopardizing our ability to maintain our REIT status, ultimately helping to grow long-term value for all shareholders, and therefore proposed amending the Charter. As a result, in June 2017, our shareholders approved increasing the limitation to 9.8%.

Proxy Statement and Notice of 2018 Annual Meeting      |     19

Compensation of the Board of Directors

Our non-executive directors are paid in two principal ways. They are paid an annual cash retainer of $90,000 and a restricted share award, or RSA, on July 1 of each year, with a grant date value of $80,000 (although directors may receive a pro-rated RSA if they commence service after July 1), which we refer to in this Proxy Statement as Director RSAs. Director RSAs, which are scheduled to vest in full on the first July 1 to occur after the date of grant and have voting rights, are currently granted under the W. P. Carey Inc. 2017 Share Incentive Plan, which was approved by shareholders at the 2017 Annual Meeting. Current dividends are no longer paid on unvested Director RSAs granted under that plan until the awards are vested. The annual fees as of the date of this Proxy Statement are:

Cash

All Independent Directors	$90,000

Non-Executive Chairman	$75,000

Non-Executive Vice Chairman	$40,000

Audit Committee Chair	$20,000

Compensation Committee Chair	$15,000

Nominating and Corporate Governance Chair	$10,000

Investment Committee Chair	$7,500

Stock

Form of payment: A restricted share award, or RSA, on July 1, with a grant date value of $80,000. Time of payment: Shares vest in full on the first anniversary of the grant.

During 2017, certain directors received compensation for serving on various committees. Mr. Griswold received $75,000 for serving as Non-Executive Chairman during 2017. Mr. Alexander received $20,000 for serving as Chair of the Audit Committee. Mr. Farrell received $15,000 for serving as Chair of the Compensation Committee. Directors Hansing, Hoysradt, Marston and van Ommen each received a pro-rated fee of $5,000 for serving on the Investment Committee of the CAM Advisory Board (the "CAM Committee"), and Mr. Nathaniel S. Coolidge, a former Director who did not stand for re-election at the 2017 Annual Meeting, received that fee as well as an additional pro-rated fee of $10,000 for serving as the Chair of that Committee, which was disbanded during 2017. Mr. Niehaus received a pro-rated fee of $7,500 for serving as Chair of the Nominating and Corporate Governance Committee since early 2017, at a rate of $10,000 annually, and a pro-rated fee of $5,625 for serving as Chair of the Investment Committee of the Board that was formed after the CAM

Committee was disbanded, at a rate of $7,500 annually. Starting in 2018, Mr. Niehaus will receive a fee of $40,000 annually for serving as Non-Executive Vice Chairman of the Board. Ms. Mary M. VanDeWeghe, a former Director who did not stand for re-election at the 2017 Annual Meeting, received a pro-rated fee of $20,000 in 2017 for serving as Vice Chair of the Board, and a pro-rated fee of $2,500 for serving as Chair of the Nominating and Corporate Governance Committee, during a portion of 2017. Dr. Marston also received a pro-rated fee of $1,875 for serving as Chair of the Finance & Strategic Planning Committee, which was disbanded early in 2017.

Mr. DeCesaris did not receive any director fees during 2017. The compensation received by Mr. DeCesaris as an officer of the Company is discussed in the compensation tables for executive officers, which are presented later in this Proxy Statement.

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Compensation of the Board of Directors

2017 DIRECTOR COMPENSATION TABLE

The following table sets forth information concerning the total compensation of the individuals who served as Non-Employee Directors during 2017, including service on all committees of the Board as well as the CAM Committee, as described above:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total(2) ($)

Mark A. Alexander(3)	172,024	80,012	252,036

Nathaniel S. Coolidge(4)	65,000	—	65,000

Peter J. Farrell	105,000	80,012	185,012

Benjamin H. Griswold, IV	165,000	80,012	245,012

Axel K.A. Hansing	95,000	80,012	175,012

Jean Hoysradt	95,000	80,012	175,012

Margaret G. Lewis(5)	22,500	59,985	82,485

Dr. Richard C. Marston	96,875	80,012	176,887

Christopher J. Niehaus(3)	165,149	80,012	245,161

Nick J.M. van Ommen	95,000	80,012	175,012

Mary M. VanDeWeghe(4)	67,500	—	67,500

Reginald Winssinger(4)	45,000	—	45,000

(1)
Amounts reflect the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718") with respect to awards of 1,188 Director RSAs received, if any, in 2017 (except for Ms. Lewis, who received a pro-rated grant of RSAs when she joined the Board in September 2017, totaling 882 RSAs). There were no option awards, non-equity incentive compensation, or nonqualified deferred compensation granted to the Non-Employee Directors during 2017. For all directors except Ms. Lewis, the grant date fair value of each Director RSA, computed in accordance with FASB ASC Topic 718, was $67.35 on July 3, 2017. The grant date fair value of Ms. Lewis's pro-rated award was $68.01 on October 3, 2017. The assumptions on which these valuations are based are set forth in Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 (the "2017 Form 10-K").
(2)
The total does not reflect dividends paid on the Stock Awards shown in the table during 2017 because the dividends are reflected in the grant date fair values of the awards shown in the Stock Awards column.
(3)
The amounts shown for Messrs. Alexander and Niehaus include a $62,024 cash award earned on July 1, 2017. Because they joined the Board on September 21, 2016, which was after the date that the annual Director RSAs were granted (July 1) under the terms of the W. P. Carey 2009 Non-Employee Directors' Incentive Plan, the Board of Directors determined that, if they remained on the Board at July 1, 2017, which was the date that the Director RSAs granted to all of the other Board members vested, Messrs. Alexander and Niehaus would receive the cash payment of $62,024. This amount represents the pro-rated portion of the $80,000 value of the Director RSAs from the date that Messrs. Alexander and Niehaus joined the Board. That amount was not included in the 2016 Director Compensation Table, as it was not earned in 2016.
(4)
Messrs. Coolidge and Winssinger and Ms. VanDeWeghe did not stand for re-election at our 2017 Annual Meeting, and as such, only served as directors for a portion of 2017.
(5)
Ms. Lewis became a Director on September 28, 2017.

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Compensation of the Board of Directors

DIRECTOR STOCK COMPENSATION TABLE

The following table reflects the Director RSAs, which were first granted in 2013, as well as any restricted stock units, or RSUs, which were granted in previous years and are referred to in this Proxy Statement as Director RSUs, held by the individuals listed in the previous table, as of December 31, 2017, if any.

	Total RSU Awards (#)	Total RSA Awards (#)

Mark A. Alexander	—	1,188

Peter J. Farrell	—	1,188

Benjamin H. Griswold, IV	8,521	1,188

Axel K.A. Hansing	3,236	1,188

Jean Hoysradt	—	1,188

Margaret G. Lewis	—	882

Dr. Richard C. Marston	3,236	1,188

Christopher J. Niehaus	—	1,188

Nick J.M. van Ommen	3,236	1,188

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Corporate Governance
In 2017, we continued to add to our strong governance foundation that our late founder established 45 years ago.

Because we believe that a company's governance tone is set at the top, we are proud to report on the Board-level governance provisions, many of which are recognized as best practices. They include:

•
During 2016, we engaged in a thoughtful and disciplined Board refreshment exercise that brought us new Board members. In 2017, we continued those efforts adding one new independent Board member, while three independent directors left the Board in June. This reduced our Board size from 12 to 10. In March 2018, we added a new independent Director to replace one of our current directors, who is not standing for re-election. As a result, we have reduced our average Board tenure from 8 years to 3.7 years over that period.

•
We determined that it was good corporate governance to consider amending our Charter and Bylaws to allow for proxy access and shareholder amendment of Bylaws. After outreach to our largest investors to confirm that our planned Bylaw features conformed with expectations, we adopted the 3/3/20/20 structure for proxy access, and we amended our Charter to allow for shareholder Bylaw amendments, which was approved by our shareholders at the 2017 Annual Meeting.

•
We determined to amend our Charter in order to increase our single-shareholder ownership limitation to 9.8%, which was also approved at the 2017 Annual Meeting.

These actions added to our already well-regarded governance profile. Critical components of our governance profile include:

•
A separation between our independent Board Chairman and our CEO;

•
A Board comprised of all independent directors except for the CEO;

•
The annual election of directors;

•
Majority voting for directors;

•
The absence of a poison pill;

•
A considered approach to executive compensation and reliance on a carefully constructed group of compensation peers;
•
Excellent internal pay parity, including a pay ratio between our CEO and next-most senior NEO of less than two;

•
Sound compensation practices including an anti-hedging policy, a clawback provision, meaningful limits on pledging, strong director and executive stock ownership guidelines and a robust annual compensation risk assessment;

•
A commitment to identify and consider diverse candidates as part of Board searches; and

•
A limitation on over-boarding by our directors.

These governance provisions are supplemented by our Code of Business Conduct and Ethics and provisions governing related party transactions, which are important elements of our overall approach to governance and are described below.

Shareholder Proposals

The date by which shareholder proposals must be received by W. P. Carey for inclusion in proxy materials relating to our annual meeting to be held in 2019 (the "2019 Annual Meeting") is December 10, 2018, and any such proposals must meet the other requirements of Rule 14a-8 under the Exchange Act.

In order for proposals submitted outside of Rule 14a-8 to be considered at the 2019 Annual Meeting, shareholder proposals, including shareholder nominations for director, must comply with the advance notice and eligibility requirements contained in the Bylaws. The Bylaws provide that shareholders are required to give advance notice to W. P. Carey of any business to be brought by a shareholder before an annual stockholders' meeting. For business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice thereof to the Secretary of W. P. Carey at the principal executive offices of the Company. In order to be timely, a shareholder's notice must be delivered not later than 5:00 p.m. Eastern Time on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting of shareholders nor earlier than the 150th day prior to the first anniversary of such mailing. Therefore, any shareholder proposals, including nominations for directors, submitted outside of Rule 14a-8 to

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Corporate Governance

be voted on at the 2019 Annual Meeting must be received by W. P. Carey not earlier than November 10, 2018 and not later than December 10, 2018. However, in the event that the date of the 2019 Annual Meeting is advanced or delayed by more than 30 days from the anniversary date of the Annual Meeting, for notice by the shareholder to be timely it must be delivered not earlier than the 150th day prior to the date of such annual meeting date and not later than 5:00 p.m. Eastern Time on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made by W. P. Carey. Such proposals and nominations must be made in accordance with, and include the information required to be set forth by, the Bylaws. An untimely or incomplete proposal or nomination may be excluded from consideration at the 2019 Annual Meeting.

A copy of our Bylaws is available upon request. Such requests and any shareholder proposals should be sent to Susan C. Hyde, Corporate Secretary, W. P. Carey Inc., 50 Rockefeller Plaza, New York, NY 10020. These procedures apply to any matter that a shareholder wishes to raise at any annual meeting, including those matters raised other than pursuant to Rule 14a-8. A shareholder proposal that does not meet the requirements summarized above or listed in the Bylaws will be considered untimely, and any proxy solicited by W. P. Carey may confer discretionary authority to vote on such proposal.

Other Communications with the Board

Shareholders and other interested persons who wish to send communications on any topic to the Board, the Non-Executive Chairman of the Board, or the Independent Directors as a group may do so by writing to the Non-Executive Chairman of the Board, W. P. Carey Inc., 50 Rockefeller Plaza, New York, NY 10020. The Nominating and Corporate Governance Committee has approved a process for handling communications to the Board in which, absent unusual circumstances or as contemplated by Committee charters, and subject to any required assistance or advice from legal counsel, Ms. Hyde is responsible for monitoring communications and for providing copies or summaries of such communications to the directors as she considers appropriate. The Board will give appropriate attention to written communications that are submitted and will respond if and as appropriate.

Code of Ethics

Our Code of Business Conduct and Ethics, which we refer to in this Proxy Statement as the Code of Ethics, sets forth the standards of business conduct and ethics applicable to all of our employees, including our executive officers and directors. The Code of Ethics is available on our website, www.wpcarey.com, in the "Investor Relations—Corporate Governance" section. We also intend to post amendments to or waivers from the Code of Ethics, to the extent applicable to our principal executive officer, principal financial officer and principal accounting officer, at this location on the website; however, no such amendments or waivers have been granted to date.

It is our policy to comply with all applicable laws and adhere to the highest level of ethical conduct, including international anti-bribery laws, such as the U.S. Foreign Corrupt Practices Act, United Kingdom Bribery Act and similar laws in other jurisdictions. In that regard, we have adopted an Anti-Bribery and Foreign Corrupt Practices Act Policy that is posted on our employee portal and periodically distributed to appropriate personnel, and we ensure compliance with that policy by monitoring our activities abroad and through periodic employee training. It is important that all of our business activities reflect our commitment to a culture of honesty and accountability.

Certain Relationships and Related Transactions

Policies and Procedures with Respect to Related Party Transactions

Our executive officers and directors are committed to upholding the highest legal and ethical conduct in fulfilling their responsibilities and recognize that related party transactions can present a heightened risk of potential or actual conflicts of interest. Employees, officers and directors have an obligation to act in the best interest of W. P. Carey and to put such interests at all times ahead of their own personal interests. In addition, all of our employees, officers and directors should seek to avoid any action or interest that conflicts with or gives the appearance of a conflict with the company's interests. According to the Code of Ethics, a conflict of interest occurs when a person's private economic or other interest conflicts with, is reasonably expected to conflict with, or may give the appearance of conflicting with, any interest of W. P. Carey. The following conflicts of interest are prohibited, and each employee, officer and director must take all reasonable steps to detect, prevent, and eliminate such conflicts:

•
Working in any capacity—including service on a board of directors or trustees, or on a committee thereof—for a competitor while employed by W. P. Carey.

•
Competing with W. P. Carey for the purchase, sale or financing of property, services or other interests.

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Corporate Governance
•
Soliciting or accepting any personal benefit from a third party, including any competitor, customer or service provider, in exchange for any benefit from W. P. Carey. Applicable policies may permit the acceptance of gifts and entertainment from third parties, subject to certain limitations. Individuals are expected to adhere to these policies where applicable and in general to limit acceptance of benefits to those that are reasonable and customary in a business environment and that are not reasonably likely to improperly influence the individual.

Other conflicts of interest, while not prohibited in all cases, may be harmful to W. P. Carey and therefore must be disclosed in accordance with the Code of Ethics. Our Chief Ethics Officer or, in his or her absence, our General

Counsel, has primary authority and responsibility for the administration of the Code of Ethics subject to the oversight of the Nominating and Corporate Governance Committee or, in the case of accounting, internal accounting controls or auditing matters, the Audit Committee.

Transactions with Managed Programs

Through wholly-owned subsidiaries, we earn revenue as the advisor to the Managed Programs. We have also entered into certain transactions with the Managed Programs, such as co-investments. For more information regarding these transactions and the fees received by W. P. Carey from the Managed Programs, see Note 3 to the consolidated financial statements in the 2017 Form 10-K.

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Corporate Responsibility Initiatives Supporting Environmental, Social and Governance Goals

"By its nature, our work promotes jobs and prosperity. Doing Good While Doing Well means that when we are financing properties for companies, we are also helping the communities those companies serve. It is important to always ask, 'What is the impact of what we are doing? What is good for society? What is good for the country?"'

—Wm. Polk Carey, Founder, W. P. Carey Inc.
2001

Environmental Practices

Our commitment to sustainability is largely demonstrated by how we manage our day-to-day activities in our corporate offices, including but not limited to our:

•
Use of energy-saving and longer-lasting CFL and LED light bulbs;

•
Deployment of aerator adapters to help manage water flow;

•
Use of recycled paper where possible and active recycling of materials;

•
Recycling of cell phones and donation of used office equipment; and

•
Use of ENERGY STAR certified desktop and laptop computers, monitors and printers.

Substantially all of our properties are net leased to our tenants on a triple-net basis, whereby they are responsible for maintaining the buildings and are in control of their energy usage and environmental sustainability practices.

We have taken steps to further involve our tenants in our sustainability initiatives and have an outreach program to educate and encourage them to employ responsible energy, water, and waste management practices and to introduce opportunities where W. P. Carey can help finance property-level sustainability solutions.

In evaluating new investments, we include an environmental assessment of the properties we underwrite as part of our analysis to understand sustainability practices and performance and to ensure the properties we acquire meet environmental standards.

Corporate Citizenship

In 1988, Wm. Polk Carey established the W. P. Carey Foundation with a primary mission to support educational institutions and to promote business education, with the larger goal of improving America's competitiveness in the world. As a result of its support, thousands of young people around the country and abroad have seen increased educational opportunities.

We continue to consider good corporate governance to include being a good corporate citizen. We believe that it is our responsibility to give back to our communities and that our ability to recruit and retain top talent, to be welcomed in our communities, and to withstand whatever vicissitudes inevitably come our way depend on having established ourselves as being understanding of and responsive to the core values of the places in which we operate. As good stewards of our communities, W. P. Carey and the W. P. Carey Foundation continue to support educational programs as well as hospitals, museums and other community organizations. In addition, to continue Bill Carey's mission to encourage personal generosity, in the spirit of "Doing Good While Doing Well," the W. P. Carey Foundation supports the philanthropic activities of the W. P. Carey community by matching certain charitable contributions made by W. P. Carey employees and directors.

Carey Forward

Our Carey Forward program was established in 2012 shortly after the passing of Bill Carey and was inspired by his generosity. We have continued growing the Carey Forward program by demonstrating a sustained enthusiasm for building and fostering productive relationships between our company and our communities. The program is funded by the Company and encourages employees to become involved in philanthropic and charitable activities, devote their time and resources to meaningful causes and initiatives, and bring to philanthropic and community

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Corporate Responsibility Initiatives Supporting Environmental, Social and Governance Goals

organizations the same level of skill and excellence they devote to their professional responsibilities. Although the organizations and activities we support can vary, our focus is on enhancing and further improving our communities through youth development and education, hunger relief, healthcare, and arts and restoration. Through the program, employees bring the same qualities to our community as they do to their professional work: excellence, commitment and, perhaps most important, Doing Good While Doing Well.

Employee Wellness

The health and wellness of our employees and their families are paramount and our comprehensive benefits package is designed to address the changing needs of employees and their dependents.

We focus on the financial, physical and mental well-being of our employees. We offer broad healthcare coverage, fully funded by the Company, and the Carey Fund, which provides an additional $2,000 per employee for medical expenses that are not covered by insurance. We offer paid primary- and secondary-caregiver leave and, through our healthcare provider, an Employee Assistance Plan through which employees can access counseling, legal and financial planning referrals, caregiver referrals, fitness management and education resources. Launched in 2016, our Carey Wellness program provides our employees with education and practical guidance on nutrition, stress management and general healthy living matters that they can apply both in and out of the office.

We believe that it is critical to consider the financial welfare of our employees beyond their working years. To assist our employees with retirement planning, we have a company-sponsored profit sharing plan under which we contribute 10% of an employee's total cash compensation, up to the annual limitations set by the Internal Revenue Service, into the employee's retirement account. Additionally, we offer both an employee-funded 401(k) plan and Roth 401(k) plan.

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Executive Officers

We believe that our corporate governance creates the framework that makes our performance sustainable over the long term. Our executive officers are critical to creating and executing on the strategies that make us who we are, and in 2017 they continued to focus on creating value for our shareholders, with the following key undertakings during the year:

•
We made investments totaling $95.9 million, including $64.0 million of completed capital projects, during 2017. As of year-end, we had committed to fund eight capital investment projects related to both existing assets and new build-to-suit transactions for a total of $148.1 million, of which $35.7 million was funded during 2017. In aggregate, these investments are expected to generate additional lease revenues, increase criticality, add to lease term and enhance the overall quality of our portfolio. The size and composition of our portfolio, in conjunction with our strong tenant relationships, enables us to source a significant pool of investments internally, which have become a more meaningful part of our overall investment activity.

•
We disposed of 18 properties and a parcel of land for a total of $191.6 million, maintaining a weighted average lease term for our portfolio of almost 10 years.
•
We continued to execute on our commitment to maintain a strong and flexible balance sheet resulting in manageable near-term debt maturities, limited exposure to variable rate debt, and a lower cost of debt.

•
In keeping with our long-term strategy of focusing exclusively on net lease investing for our balance sheet, we exited all non-traded retail fundraising activities in June 2017, simplifying our business and reducing our cost base, which has resulted in sustainable savings.

•
We grew AFFO, which we consider to be a key supplemental financial measure(1), to $5.30 per share, representing an increase of 3.5% over the prior year. We also declared dividends totaling $4.01 per share during 2017, an increase of 2.0% compared to total dividends declared during 2016 of $3.93 per share. In keeping with our conservative approach, we maintained a payout ratio of 76% relative to AFFO on a full-year basis.

(1)
The Company believes that AFFO is a useful supplemental measure that assists investors to better understand and measure the performance of our business over time and against similar companies. AFFO does not represent net income or net cash provided by operating activities, which are computed in accordance with accounting principles generally accepted in the United States ("GAAP"), and should not be considered an alternative to net income or net cash provided by operating activities as an indicator of the Company's financial performance. This non-GAAP financial measure may not be comparable to similarly titled measures of other companies. Please refer to the Company's Current Report on Form 8-K filed with the SEC on February 23, 2018 for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure in the Company's consolidated financial statements for the fiscal year ended December 31, 2017.

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Executive Officers

Executive Officers

The Company's executive officers are determined by our Board of Directors. The executive officers as of the date of this Proxy Statement are as follows:

Jason E. Fox, Chief Executive Officer, Age 45

Mr. Fox, who has been an executive officer since 2015 when he became our President, became CEO on January 1, 2018. Since he is also a Board member, his biography appears on page 9 in Proposal One—Election of Ten Directors.

John J. Park, President, Age 53

Mr. Park became President of W. P. Carey in January 2018 and most recently served as Director of Strategy and Capital Markets since March 2016, after serving in various capacities since joining the Company as an investment analyst in 1987. During his tenure, he has spearheaded the transactions that have transformed the company, including consolidation and listing of CPA:1-9 as Carey Diversified LLC in 1998, its merger with W. P. Carey & Co. Inc. in 2000, liquidity transactions of CPA:10, CIP, CPA:12 and CPA:14, W. P. Carey's merger with CPA:15 and REIT conversion in 2012 and W. P. Carey's merger with CPA:16 in 2014. The Board designated him as an executive officer in March 2016. Mr. Park received a B.S. in Chemistry from the Massachusetts Institute of Technology and an M.B.A. in Finance from Stern School of Business at New York University. He also serves as a trustee of the W. P. Carey Foundation.

ToniAnn Sanzone, Chief Financial Officer, Age 41

Ms. Sanzone was appointed Chief Financial Officer of W. P. Carey in January 2017, having served as Interim Chief Financial Officer since October 2016 and, prior to that, as Chief Accounting Officer since June 2015. She has been an executive officer since 2016. She also served as Chief Financial Officer of CPA:17–Global and CPA:18–Global from October 2016 to March 2017, having previously served as Chief Accounting Officer of each since August 2015. In addition, Ms. Sanzone served as Chief Financial Officer of CWI 1 and CWI 2 from October 2016 to March 2017. Prior to joining the Company as Controller in April 2013, Ms. Sanzone worked from 2006 to 2013 at iStar Inc., a publicly-traded, fully integrated finance and investment company, where she served in various capacities, including most recently as Corporate Controller. From 2004 to 2006, Ms. Sanzone served in various accounting and financial reporting roles at Bed Bath and Beyond, Inc., a publicly traded company. Ms. Sanzone also held various positions in the assurance and advisory services practice of Deloitte LLP from 1998 to 2004. Ms. Sanzone is a Certified Public Accountant licensed in the states of New York and New Jersey. She graduated magna cum laude with a B.S. in Accounting from Long Island University, C.W. Post (now LIU Post).

Brooks G. Gordon, Managing Director and Head of Asset Management, Age 34

Mr. Gordon has served as Head of Asset Management of W. P. Carey since April 2017 and oversees asset management activity across all property types in North America and Europe on behalf of W. P. Carey, CPA:17–Global and CPA:18–Global. Since joining the Company in 2006, Mr. Gordon has served in various capacities with increasing responsibilities in the Asset Management Department, including most recently as the head of the North American Asset Management team, and he has been a Managing Director since 2014. The Board designated him as an executive officer in January 2018. Mr. Gordon earned his B.A. in Economics from Johns Hopkins University, with a concentration in finance and management. He also graduated from Groton School in Groton, MA, and currently serves on the board of directors of The Hinckley Company, a privately held company that manufactures, services, and sells luxury sail and power boats.

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Executive Officers

Gino M. Sabatini, Managing Director and Head of Investments, Age 49

Mr. Sabatini has served as Head of Investments of W. P. Carey since December 2016 and oversees the sourcing, negotiating and structuring of investments in North America and Europe on behalf of W. P. Carey, CPA:17–Global and CPA:18–Global. Mr. Sabatini joined the Company in 2000, serving in various capacities with increasing responsibilities in the Investment Department, including most recently as Head of U.S. Net Lease Investments, and he has been a Managing Director since 2009. The Board designated him as an executive officer in January 2018. Mr. Sabatini is a graduate of the University of Pennsylvania, where he was enrolled in the Management and Technology program. He received a B.Sc. in Mechanical Engineering from the University of Pennsylvania's Engineering School and a B.Sc. in Economics from the University of Pennsylvania's Wharton School. He earned his M.B.A. from Harvard Business School.

30      |     Proxy Statement and Notice of 2018 Annual Meeting

Proposal Two—Advisory Vote on Executive Compensation

The Board and the Compensation Committee, which is responsible for designing and administering W. P. Carey's executive compensation program, value the opinions expressed by shareholders in their vote on this proposal and will review and consider the outcome of the vote when making future decisions on executive compensation.

At our annual meeting of stockholders held on June 19, 2014, the Board recommended, and stockholders voted, to hold this advisory vote, known as a "Say-on-Pay" vote, every year, with which the Board agreed. Accordingly, in this Proposal Two, shareholders are being asked to vote on the following resolution:

  RESOLVED, that the shareholders of W. P. Carey approve, on an advisory basis, the compensation of the company's Named Executive Officers, as disclosed pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis and the related compensation tables and narrative discussion in this Proxy Statement.

Our goal is to maintain an executive compensation program that fosters the short- and long-term goals of the company and its shareholders. We seek to accomplish this goal by motivating our senior leadership group to achieve a high level of financial performance. We believe that our executive compensation program is designed to align executive pay with performance and to motivate management to make sound financial decisions that increase the value of the company.

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a majority of the votes cast by the stockholders, in person or by proxy, is necessary for approval of Proposal Two. However, as an advisory vote, Proposal Two is not binding upon the Board, the Compensation Committee, or W. P. Carey.

The Board recommends a vote FOR the approval, on an advisory basis, of the foregoing resolution approving the Company's executive compensation.

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Executive Compensation

Compensation Discussion and Analysis

The following pages discuss the process and philosophy guiding compensation decisions for the following NEOs during 2017:

•
Mark J. DeCesaris – Former Chief Executive Officer (retired as CEO December 31, 2017)

•
Jason E. Fox – Current Chief Executive Officer

•
John J. Park – President

•
ToniAnn Sanzone – Chief Financial Officer

•
Mark M. Goldberg – Former President, Investment Management (resigned June 2017)

Compensation Principles

The Company's executive compensation programs are structured in accordance with the following three basic principles, first established by the Company's late Founder, Mr. Wm. Polk Carey:

1 Compensation levels should be conservative and prudent	2 Compensation should adequately reward those who create value for the Company and its stockholders	3 Compensation should be tied to the financial performance of the Company

•

The Compensation Committee annually reviews the pay levels of our NEOs against reasonable peers and generally finds our base salaries to be conservative (e.g., aligned with the 25th percentile), and total compensation aligned with the 50th percentile.

•

Other than to recognize promotions, salaries for the NEOs remained unchanged from 2015 through 2017.

•

Approximately half of each NEO's pay opportunity is provided through equity-based compensation tied to long-term performance and vesting.

•

The Committee believes that senior management pay outcomes over time should be aligned with the shareholder experience.

•

Further, each of our NEOs is subject to rigorous stock ownership guidelines.

•

More than 80% of our average NEO pay opportunity is at risk and subject to Company and/or stock price performance.

•

Annual cash bonus payments are determined following a robust and holistic evaluation of financial and non-financial achievements.

•

The ultimate value of our annual performance-based equity awards is tied to long-term AFFO per share growth and relative Total Shareholder Return ("TSR"), which includes changes in the Company's stock price.

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Executive Compensation

2017 Business Highlights

In addition to the framework set by these principles, the Compensation Committee considered a number of factors in determining 2017 compensation levels for the NEOs to help ensure alignment with the Company's performance in 2017. Among these factors were:

•
The Company's financial and market performance compared to prior years;

•
Performance against predefined objectives as set forth in the Company's 2017 business plan;

•
Performance versus a peer group of companies as well as the REIT industry generally, the broader economic environment, and the strategic goals and challenges faced by the Company in 2017.

Material quantitative performance factors that the Compensation Committee considered in making 2017 compensation decisions were:

•
Total shareholder return – The Compensation Committee focused particularly on TSR performance. Over the past 1-, 3-, 5-, and 10-year periods the Company delivered 23.9%, 5.8%, 12.2%, and 14.6% returns, on a compounded, annualized basis, respectively. Further, as shown in the graph below, the Company outperformed the MSCI US REIT Index in each period, although it did underperform the S&P 500 Index and the Russell 2000 Index in the 3- and 5-year periods. As discussed under Long-Term Incentive Awards below, TSR performance, in addition to being factored into 2017 compensation decisions, also directly impacts the payout of outstanding performance share units, or PSUs, granted in prior years because TSR relative to the MSCI US REIT Index is one of the two performance metrics utilized to determine the payout level of those performance-based awards.

WPC Rank Versus Companies in the MSCI US REIT Index

1-Year	3-Year	5-Year	10-Year
#14 of 143	#70 of 131	#45 of 110	#10 of 91

•
AFFO Growth – The Committee also focused on AFFO, a supplemental financial measure (see the footnote on page 28 for important information about this non-GAAP metric). As a result of management's accomplishments, during 2017 the Company grew AFFO to $573.0 million from $547.7 million in 2016, an increase of 4.6%, and AFFO per diluted share to $5.30, representing an increase of 3.5% over the prior year. These results reflected lower interest expense, lower general and administrative expenses, a lower provision for income taxes, and higher asset management fees within its Investment Management business, which more than offset lower lease revenues from its owned portfolio and lower structuring revenues from the Managed Programs.

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Executive Compensation
•
Dividends – With a focus on paying stable dividends, during 2017 the Company declared dividends totaling $4.01 per share, an increase of 2.0% compared to total dividends declared during 2016 of $3.93 per share. In keeping with its conservative approach, the Company maintained a payout ratio of 76% relative to AFFO on a full year basis.

Some of the specific financial results the Compensation Committee evaluated are set forth below.

Financial Metric	2017 Results	2016 Results	Change

Total Revenues (net of reimbursed expenses)	$775.3 million	$849.7 million	(8.8)%

Net Income Attributable to W. P. Carey	$277.3 million	$267.7 million	+3.6%

Diluted Earnings Per Share	$2.56	$2.49	+2.8%

Net Cash Provided by Operating Activities	$516.1 million	$540.8 million	(4.6)%

Although total revenues and net cash provided by operating activities decreased in 2017 versus the prior year, the Compensation Committee took into consideration that those decreases primarily reflected the impact of property dispositions in 2016 and 2017, which were part of the Company's proactive asset management of portfolio composition; the higher lease termination revenue in the prior year; and the Company's election for 2017 to receive certain asset management fees and structuring revenue from the Managed Programs in shares of their stock rather than in cash.

While the quantitative results presented above influenced the Committee's decisions regarding 2017 compensation, the following accomplishments were also taken into consideration:

•
In June 2017, the Company announced that it was exiting the non-traded retail fundraising business in keeping with its long-term strategy to focus exclusively on net lease investing for its owned portfolio.
•
The Company's decision to exit from the non-traded retail fundraising business accelerated its transition away from one-time structuring revenues. The Company believes that this transition to more stable, recurring annual lease revenue and recurring asset management revenue streams will better position the Company for more stable and predictable growth rates over the long-term.

•
Management implemented meaningful and sustainable changes in the Company's cost structure through identified efficiencies across the platform as well as through the simplification of its business.

•
The management team successfully accomplished the transition from Mr. DeCesaris, who retired as CEO effective December 31, 2017, to Mr. Fox.

COMPENSATION HIGHLIGHTS

2017 Base Salaries:

Other than an adjustment to Ms. Sanzone's base salary to reflect her promotion to the CFO role, no base salary increases were made for 2017.

2017 Bonus Payments:

In determining 2017 cash bonus payments, which were paid in early 2018, the Committee first noted that the Company's overall financial performance in 2017 had outperformed prior year results and had met or exceeded the expectations set forth in its 2017 business plan. The Committee also noted that management had taken a major step forward in the Company's long-term strategy of focusing exclusively on net lease investing when it determined to exit all non-traded retail fundraising activities in June 2017, while continuing to maintain a high-level of performance in its role as the advisor to the Managed Programs. As a result of these and other factors, bonus payments for the NEOs were higher than the prior year (see page 40 for details). As for Mr. DeCesaris, in addition to strong Company and stock price performance in 2017, the bonus payment reflected the Committee's desire to recognize Mr. DeCesaris's effort in preparing for and executing a seamless leadership transition, and to acknowledge Mr. DeCesaris's past efforts in relation to his total compensation during his tenure, which was lower than that of his predecessor and had been positioned near the 25th percentile of the peer group.

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Executive Compensation

2015-2017 Performance Share Unit Award Payouts:

In early 2015, PSUs were granted contingent on three year performance against pre-established metrics (AFFO per share growth and TSR relative to the MSCI US REIT Index). In early 2018, the Committee approved a payout equal to 122.1% of target to all holders of such awards. Of the NEOs, only Mr. Park held such 2015 PSUs.

2017 Long-Term Incentive Grants for Performance Year ("PY") 2016:

The Committee maintained a similar approach to long-term incentive grants as in prior years and therefore in early 2017 authorized grants to the NEOs consisting of PSUs and time-based RSUs with equal weighting. Both award types vest and/or measure performance over a three-year period (2017-2019). The 2017 PSUs continue to measure AFFO per share growth and TSR relative to the MSCI US REIT Index (except that, for the 2017 PSUs, TSR performance will be measured on a percentile basis, rather than basis points). The awards to the NEOs were slightly below the awards made in early 2016, with the exception of Mr. Fox to better align him with certain other NEOs and Ms. Sanzone to reflect her promotion to CFO in early 2017.

2018 Compensation Plan Changes:

In order to promote greater transparency related to the calculation of the annual cash bonus payouts, both internally and externally, the Committee, with input from senior management and the Committee's independent compensation consultant, Frederic W. Cook & Co., Inc. ("FW Cook"), implemented a new annual cash bonus program for 2018. Going forward, performance against pre-established Real Estate AFFO ("RE AFFO") per share goals will fund an initial bonus pool for plan participants, including the NEOs. The Committee determined that it would be preferable to focus management on RE AFFO, which is AFFO generated by our Owned Real Estate business segment, not overall AFFO, in light of the Company's exit from all non-traded retail fundraising in June 2017. The initially funded pool may then be modified (up or down) based on the Committee's evaluation of certain strategic goals, including improving portfolio strength, TSR relative to the MSCI US REIT Index and furthering the Company's long-term strategic objectives, such as improving its cost of capital. The Committee believes this design appropriately balances the need to provide greater transparency to shareholders and participants regarding bonus calculations, while maintaining an appropriate level of discretion allowing the Committee to evaluate holistic Company performance and assess both management's accomplishments during the year and how those results were accomplished, including an assessment of the shareholder experience.

Results of 2017 Advisory Vote on Executive Compensation:

At our 2017 Annual Meeting, approximately 91.8% of the votes cast were in favor of our Say-on-Pay proposal. The Compensation Committee considered the outcome of that advisory vote to be an endorsement of the Committee's compensation philosophy and implementation. That said, the Compensation Committee will continue to consider the outcome of the Company's Say-on-Pay votes and any other shareholder feedback when making future compensation decisions for the NEOs. The change to the 2018 annual cash bonus program described above reflects the Committee's commitment to plan design changes to promote continued transparency in the pay determination process.

Compensation Philosophy and Decision Making Process:

The Company's compensation philosophy and its processes for compensating executive officers are overseen by the Compensation Committee. This Committee currently consists of four directors, each of whom is independent within the meaning of the Listing Standards of the NYSE. The Compensation Committee's responsibilities include setting the Company's executive compensation principles and objectives, setting and approving the compensation of executive officers, and monitoring and approving the Company's general compensation programs.

The Compensation Committee relies on input both from management and from its independent compensation consultant to assist the Committee in making its determinations. Although the Compensation Committee receives information and recommendations regarding the design of the compensation program and level of compensation for executive officers from these sources, the Compensation Committee retains the sole authority to make final decisions both as to the types of compensation awarded and compensation levels for these executives.

Compensation Philosophy

The Company's compensation programs are designed to align executive pay with Company performance and to motivate management to make sound financial decisions that increase the value of the Company. The Committee believes that a blend of incentive programs, based on both quantitative and qualitative performance objectives, is the most appropriate way to encourage not only the achievement of outstanding financial performance, but maintenance of consistent standards of teamwork, creativity, good judgment, and integrity. In determining the compensation of our NEOs, the Compensation Committee relies on a balance of formulaic and qualitative incentive programs, exercising its best judgment and taking into account the many aspects of performance that make up an individual's contribution to the Company's success.

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Executive Compensation

For 2017 compensation, the Committee examined a broad range of information on financial performance, as described above. The Committee also reviewed information on the performance of and contributions made by individual executive officers and, in doing so, placed substantial reliance on information received from, and the judgment of, the CEO. While the Compensation Committee periodically reviews independent survey data, other public filings, and peer group data provided by its independent compensation consultant as market reference points, it does not explicitly target compensation levels at any particular percentile or other reference level.

Role of the Independent Compensation Consultant

Our Compensation Committee engages an independent consultant to provide guidance on a variety of compensation matters. In September 2016, the Committee engaged FW Cook, a leading compensation consulting firm, as its independent compensation consultant. FW Cook conducts independent studies and provides objective advice on executive and director compensation. FW Cook's role with the Company is as adviser to the Committee on executive compensation matters. As part of its decision making process, the Committee conducted an assessment, as required by SEC rules, to determine if any conflicts of interest exist with regard to its engagement of FW Cook. In conducting that assessment, the Committee reviewed a variety of factors, including those required by SEC rules, and determined that no such conflict of interest existed.

In early 2017, the Committee, together with FW Cook, reviewed executive compensation practices and pay levels against market and peer group practices generally. That review was intended, among other things, to determine appropriate compensation levels for NEOs given 2016 performance. FW Cook also presented the Committee with peer group incentive plan design information that the Committee considered in setting the 2017-2019 metrics and goals for PSUs, as described below. Finally, FW Cook recommended to the Committee the adoption of the Cash Incentive Plan and the 2017 Share Incentive Plan, which were approved by shareholders in June 2017. In early 2018, the Committee and FW Cook conducted a similar process with regard to executive compensation and performance metrics and recommended that the Committee adopt a new annual cash bonus program for employees, including the NEOs, described under 2018 Compensation Plan Changes above.

Peer Comparison Group

When determining compensation levels for the NEOs, the Compensation Committee considers a number of external market reference points, including published survey data and the competitive pay levels of an established group of publicly traded peer companies. This peer comparison group consists of companies having similar characteristics to the Company, as noted below, and with whom the Company competes for executive talent. The Compensation Committee periodically reviews the peer group to determine what changes, if any, are appropriate.

In March 2017, with the assistance of FW Cook, the Compensation Committee reassessed the composition of the Company's peer group and determined to revise the companies in our peer group to better reflect the Company's current business and size. The resulting peer group comprises 17 companies operating in the real estate investment and real estate asset management industries.

2017 Peer Group

Brixmor Property Group	Liberty Property Trust

Colony Northstar	Macerich Company

EPR Properties	National Retail Properties, Inc.

First Industrial Realty Trust	Prologis

Gramercy Property Trust	Realty Income Corporation

HCP	Spirit Realty Capital, Inc.

Healthcare Realty Trust	Tanger Factory Outlets

Kimco Realty Corporation	VEREIT

Lexington Realty Trust

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Executive Compensation

The companies included in the 2017 peer group generally have the following characteristics:

•
Companies operating as publicly traded, internally-managed REITs;

•
Companies within a reasonable size range, primarily measured by market capitalization, enterprise value and number of employees; and

•
Companies meeting additional qualitative criteria intended to identify those most similar in business model and asset mix to the Company, including, but not limited to: net lease focus, exposure to multiple asset classes, national diversity, diversified tenant base, and international operations.

The Committee, together with FW Cook, reviewed the existing peer group in March 2018 and determined not to make any changes for 2018.

Elements of Compensation

The Company uses base salary, annual cash incentives, and long-term equity incentives, as well as a range of benefit plans, as tools to help achieve its compensation objectives. The Company's approach to the mix of compensation among these elements emphasizes variable compensation, including bonuses and long-term incentives in the form of stock-based awards, over fixed compensation. The emphasis on stock-based awards vesting over time helps to promote a long-term perspective and align management's interests with that of the Company's shareholders.

Element		Compensation Objectives and Key Features

Base Salary	Fixed	• Fixed compensation component that provides a minimum level of cash to compensate the executive officer for the scope and complexity of the position.
• Amounts based on an evaluation of the executive officer's experience, position, and responsibility, as well as intended to be competitive in the marketplace to attract and retain executives.

Annual Cash Incentive Award	At risk

•

Variable cash compensation component that provides incentive and reward to our executive officers from a bonus pool that was funded for 2017 based on the achievement of positive AFFO, with bonuses then awarded based on the Compensation Committee's subjective assessment of annual corporate, departmental, and individual performance.

Long-Term Equity Incentives	At risk

•

Variable equity compensation designed to foster meaningful ownership of our Common Stock by management, to align the interests of our management with the creation of long-term shareholder value, and to motivate our management to achieve long-term growth for the Company.

• PSU awards under the long-term incentive plan ("LTIP") are predicated on 3-year performance based on absolute AFFO per share growth and relative TSR versus the MSCI US REIT Index.

Although the Compensation Committee examines market data, it does not target a specific percentile for each executive. Rather, the Compensation Committee uses the market median (50th percentile) as an initial reference point for the executive team, in aggregate, and then, based on performance, including the various financial metrics as outlined herein as well as TSR performance, adjusts incentive compensation levels (both cash and equity) in a corresponding manner.

While the Compensation Committee does not utilize a specific formula, base salary has generally comprised a relatively small portion of our CEO and other NEO pay (13% and an average of 16% in 2017, respectively). The equity portion of pay has tended to represent approximately 50% of our CEO and other NEO total pay, based on the Committee's philosophy of aligning executive compensation with Company performance.

In determining compensation for a performance year, the Compensation Committee views the results for such year early in the following year, based on a variety of performance metrics, as outlined below. For 2017, the Committee made its determination in early 2018 with regard to the amounts of the 2017 cash bonus awards, which were payable in 2018, and those amounts are reflected in the Summary Compensation Table presented later in this Proxy Statement. At the same time as the cash bonuses were determined, the Committee also made a determination as to the size of the long-term equity incentive grants to be awarded to executives, with the size of the awards predicated in part on the 2017 performance year. Under SEC rules, although the grant date fair values of those awards are not required to be disclosed until the Company issues its Proxy Statement for its 2019 Annual Meeting, the Company has voluntarily reflected those values in the percentages shown on the following chart.

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Executive Compensation

For 2017, the mix for total compensation was:

Chief Executive Officer Pay Mix 2017	Other NEOs Pay Mix 2017

Base Salary

Base salary is intended to reflect job responsibilities and set a minimum baseline for compensation. The Company's overall philosophy is that, in most cases, base salaries for officers, including those for executive officers, are viewed as a significantly smaller component of their overall compensation than variable elements of compensation. When setting such salary levels, the Committee considered the following factors:

•
the nature and responsibility of the position;

•
the expertise of the individual executive;

•
changes in the cost of living and inflation;

•
the competitive labor market for the executive's services; and
•
the recommendations of the CEO with respect to executive officers who report to him.

Base salaries for the executive officers are subject to annual review by the Compensation Committee, which considers competitive market data provided by the Committee's independent compensation consultant.

When considering potential changes to base salaries for executive officers, the Committee also takes into consideration the impact on total compensation. Based on current and historical market analyses, base salaries have aligned with the 25th percentile and total compensation has aligned with the 50th percentile across the NEO group. The Committee may determine to adjust NEO salaries, individually or overall, at any time, although for 2017 it determined to keep base salaries flat for all NEOs other than to reflect promotions, despite the fact that salary increases for employees overall were approximately 2%.

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Executive Compensation

Executive	Title	2016	2017	2018

Mark J. DeCesaris(1)	Former Chief Executive Officer (through December 31, 2017)	$700,000	$700,000	N/A

Jason E. Fox(2)	Current Chief Executive Officer (effective January 1, 2018); Former President (through December 31, 2017)	$400,000	$400,000	$700,000

John J. Park(3)	Current President (effective January 1, 2018); Former Director of Strategy and Capital Markets (through December 31, 2017)	$357,000	$357,000	$525,000

ToniAnn Sanzone(4)	Chief Financial Officer	$300,000	$400,000	$425,000

(1)
Mr. DeCesaris retired as CEO on December 31, 2017. He served as Senior Advisor through February 28, 2018 and during that period his salary was paid at the same annual rate of $700,000.
(2)
Mr. Fox became CEO on January 1, 2018.
(3)
Mr. Park became President on January 1, 2018.
(4)
Ms. Sanzone was named Interim CFO in October 2016, having previously served as Chief Accounting Officer since June 2015, and she became our CFO in January 2017, at which point the Committee approved an annual salary of $400,000 for 2017.

After taking into consideration a recommendation from FW Cook, the Committee decided to adjust NEO salaries for 2018, after keeping salaries flat in 2017, given the progress made toward achieving the Company's strategic goals, as discussed above, as well as to reflect Mr. Fox's promotion to CEO and Mr. Park's promotion to President in January 2018.

Annual Cash Incentives

Annual cash bonuses are intended to motivate executive officers to achieve Company goals, align executive pay with stockholder interests, and reward performance, both by the Company as a whole and by the individual executive officers. Annual cash incentive payments to NEOs for 2017 were not based on rigid formulae but were paid under the shareholder-approved 2017 Cash Incentive Plan, which was implemented to ensure the deductibility of the NEO bonus payments under then-existing tax law. Because the Company achieved positive AFFO for 2017, NEOs were eligible for bonuses at the maximum amount payable for each NEO established under the 2017 Cash Incentive Plan. The Committee then exercised their discretion to reduce actual bonus payouts to the amounts noted in the table below. In establishing those amounts, the Compensation Committee considered many factors including:

•
the Company's financial and market performance compared to prior years;

•
performance against predefined objectives as set forth in the Company's 2017 business plan;
•
progress toward achieving financial and non-financial goals and long-term objectives, including the Company's exit from the non-traded retail fundraising platform;

•
the effective CEO succession planning process and seamless leadership transition;

•
shareholder returns, both absolute and relative to other similarly situated REITs; and

•
unforeseen changes in the Company's operating environment during the year.

As discussed in the 2017 Business Highlights section above, 2017 was a year of transition and change, which the Committee factored into its deliberations. As a result, the Committee took into account the demonstrated growth in several key financial and portfolio metrics, including an increase in AFFO per share at a time when structuring revenues from the Company's investment management business were declining significantly because the Managed Programs had substantially invested the proceeds from their offerings and no new programs were being launched because of the decision to exit non-traded retail fundraising in June 2017; that the exit from the non-traded retail fundraising business was accomplished without a loss of assets under the Managed Programs; and that Management was also able to achieve meaningful and sustainable changes to the Company's cost structure.

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Executive Compensation

Finally, the Committee acknowledged that the Company's TSR for 2017 was 23.9%, which outperformed both the MSCI US REIT Index and the median of its peer group.

In determining individual bonus payouts to the NEOs for 2017 performance, the Committee started with the assumption that all officers would be eligible for at least the same bonus as 2016 performance for a level of commensurate performance. The Committee could then adjust actual bonuses to reflect individual accomplishments and annual performance objectives. Historically, these adjustments have been based on performance assessments presented to the Committee by the CEO, and in the case of the CEO's bonus, by the independent deliberations of the Compensation Committee.

As a result of these deliberations, the Committee determined to increase annual bonus payments for Messrs. Fox and Park and Ms. Sanzone (and in the case of Ms. Sanzone, to also reflect her promotion to CFO in early 2017). In addition, upon the recommendation of Mr. DeCesaris, who was CEO during PY 2017, the Committee, in December 2017, determined to increase bonus payments to the employees generally, which were commensurate with the payments to the NEOs when viewed on a percentage basis compared to their prior year bonuses. For a discussion of Mr. DeCesaris's cash incentive payments, see CEO Compensation below.

The resulting NEO cash incentive payouts for 2017 performance, payable in early 2018, are shown in the table below:

		Annual Cash Bonus(1)

Executive	Title	PY2016	PY2017

Mark J. DeCesaris	Former Chief Executive Officer (through December 31, 2017)	$1,200,000	$2,500,000

Jason E. Fox	Current Chief Executive Officer (effective January 1, 2018); Former President (through December 31, 2017)	$795,000	$1,000,000

John J. Park	Current President (effective January 1, 2018); Former Director of Strategy and Capital Markets (through December 31, 2017)	$930,000	$1,200,000

ToniAnn Sanzone	Chief Financial Officer(2)	$350,000	$550,000

(1)
Cash bonuses are paid in the year after the completion of the PY. As such, the amounts listed under PY 2017 were determined based on 2017 performance and, therefore, were approved and paid in February 2018.
(2)
Ms. Sanzone served as Chief Accounting Officer from June 2015 until she was named Interim CFO in October 2016. She became CFO in January 2017.

Long-Term Incentive Awards

The LTIP is designed to reward key managers for high performance and to drive stockholder value. Awards for our NEOs are delivered at approximately 50% in the form of time-based RSUs that vest over a 3-year period and 50% in the form of PSUs that are earned after a 3-year performance period based on the achievement of specific performance goals determined at the beginning of the cycle. The Committee approves final goals for each performance cycle after evaluating goals proposed by management. Management's proposals are based on the Company's long-term financial plan, historical results, and expected results. The Compensation Committee considers these recommendations in conjunction with the established long-term business plan of the Company in order to determine the final goals. From time to time, the Compensation Committee's independent compensation consultant assists the Compensation Committee with the goal-setting process by providing analyses of historical peer group performance and expected trends.

The Compensation Committee annually reviews the Company's progress towards achieving each of the PSU goals and, after the end of each 3-year PSU performance cycle, evaluates the Company's actual performance compared to the pre-set goals and determines the payout level achieved. PSUs may be earned between 0% and 300% of the target number of shares granted depending on its performance against two equally weighted metrics: TSR relative to the MSCI US REIT Index; and AFFO per share compound annual growth. These metrics were selected to align with the Company's goals of outperforming an established benchmark index for similar REITs, sustainably growing our funds available for dividends, and managing shareholder dilution appropriately. Payment levels are determined on a linear scale between performance levels, which allows the Committee to recognize, reward, and incentivize incremental performance gains between the "stepped" performance levels.

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Executive Compensation

For the 2015-2017 PSU payout, the Company achieved 128.7% with respect to the AFFO measure and 115.5% with respect to the TSR measure, both of which were between the Target and Stretch performance levels, which resulted in a cumulative payout equal to 122.1% of the Target payout amount, as shown below:

2015-2017 PSU

Performance Level	AFFO per Share (Compound Growth Rate)	Relative TSR (vs. MSCI US REIT Index)	Payout as % Target	TOTAL

Below Threshold	<1.0%	<-200 basis points	0%

Threshold	1.0%	-200 basis points	50%

Target	3.0%	0 basis points	100%

Stretch	4.0%	+250 basis points	200%

Maximum	6.0%	+500 basis points	300%

Actual Result	3.29%	+39 basis points

Payout	128.7% (Between Target and Stretch)	115.5% (Between Target and Stretch)		122.1%

Of the NEOs, only Mr. Park had been granted 2015-2017 PSUs, and he received a payout of 9,306 shares (although 4,879 of such shares were withheld to pay for taxes) in February 2018.

In 2016, the Committee believed that no changes to the program were warranted for the 2016-2018 performance cycle. As a result, the metrics for the 2016-2018 performance cycle were:

2016-2018 PSU

Performance Level	AFFO per Share (Compound Growth Rate)	Relative TSR (vs. MSCI US REIT Index)	Payout as % Target

Below Threshold	<1.0%	<-200 basis points	0%

Threshold	1.0%	-200 basis points	50%

Target	3.0%	0 basis points	100%

Stretch	4.0%	+250 basis points	200%

Maximum	6.0%	+500 basis points	300%

For the 2017-2019 performance cycle, the Compensation Committee determined to again maintain the same TSR and AFFO metrics. However, based on input from management regarding the key factors likely to affect the Company's results over that 3-year cycle, the Committee determined that a lower AFFO growth rate for the Target, Stretch and Maximum levels, compared to the same rate in prior cycles, would be a more appropriate goal. The Committee made this change because, in its view, the Company's ability to grow its earnings would be more challenging over the coming years due to changes in the Company's business model and its larger size. Additionally, the Compensation Committee determined to revise its measurement approach for relative TSR performance to compare the Company's percentile rank relative to the individual constituents of the MSCI US REIT Index. As a result, the following metrics apply for the 2017-2019 performance cycle:

2017-2019 PSU

Performance Level	AFFO per Share (Compound Growth Rate)	Relative TSR (vs. MSCI US REIT Index)	Payout as % Target

Below Threshold	<1.0%	<25th percentile	0%

Threshold	1.0%	25th percentile	50%

Target	2.0%	50th percentile	100%

Stretch	3.0%	75th percentile	200%

Maximum	5.0%	90th percentile	300%

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Executive Compensation

In 2018, the Committee believed that no changes to the program were warranted, except that, given the Company's exit from all non-traded retail fundraising in June 2017, the Committee determined that it would be preferable to focus management on RE AFFO per share, rather than the overall AFFO per share metric used in prior years. As a result, the following metrics apply for the 2018-2020 performance cycle:

2018-2020 PSU

Performance Level	RE AFFO per Share (Compound Growth Rate)	Relative TSR (vs. MSCI US REIT Index)	Payout as % Target

Below Threshold	<1.0%	<25th percentile	0%

Threshold	1.0%	25th percentile	50%

Target	2.0%	50th percentile	100%

Stretch	3.0%	75th percentile	200%

Maximum	5.0%	90th percentile	300%

For the PY 2017 LTIP awards made in early 2018, the Compensation Committee determined to increase the aggregate grant date values from the PY 2016 LTIP awards to the ongoing NEOs, to reflect the changes in their roles, individual performance and competitive market data.

Long-Term Incentives(1)

Executive	Title	PY2016	PY2017

Mark J. DeCesaris	Former Chief Executive Officer (through December 31, 2017)	$2,200,000	N/A(2)

Jason E. Fox	Current Chief Executive Officer (effective January 1, 2018); Former President (through December 31, 2017)	$1,330,000	$2,500,000

John J. Park	Current President (effective January 1, 2018); Former Director of Strategy and Capital Markets (through December 31, 2017)	$1,330,000	$1,500,000

ToniAnn Sanzone	Chief Financial Officer(3)	$600,000	$700,000

(1)
Awards for PY 2017 were made on January 18, 2018 and awards for PY 2016 were made on January 18, 2017, except as noted below. The amounts for PY 2016 for Messrs. Fox and Park shown in the table above do not match amounts shown in the Summary Compensation Table for 2017 presented later in this Proxy Statement as the latter amounts include one-time grants made in January 2017, as discussed below.
(2)
Because Mr. DeCesaris resigned as CEO effective December 31, 2017, he did not receive an LTIP award for PY 2017 in January 2018.
(3)
Ms. Sanzone served as Chief Accounting Officer from June 2015 until she was named Interim CFO in October 2016. She became CFO in January 2017.

In PY 2016, Messrs. Fox and Park also received separate one-time grants of RSUs, which are not shown in the table above, with grant date values of approximately $100,000 and $143,000, respectively. These grants were made at the request of Mr. DeCesaris, who was then our CEO, and were intended to adjust their total compensation in order to better align it with benchmark levels for their positions.

CEO Compensation

Mark J. DeCesaris was our CEO for all of 2017. In early 2017, the Compensation Committee determined to maintain Mr. DeCesaris' salary at $700,000 and to grant awards under the LTIP with an intended value of $2,200,000. In early 2018, the Compensation Committee determined to award him a bonus of $2,500,000 for 2017 performance in recognition of his leadership over the past year, particularly in implementing the plan to exit all non-traded retail fundraising activities in June 2017, and steering the Company through that significant transition as well as the leadership transition related to his retirement. In connection with his retirement as CEO, the Committee determined to amend the terms of his RSUs that remained outstanding as of February 28, 2018, which was the last day of his employment as Senior Advisor, so that they became fully vested as of that date, as follows: 6,491 RSUs granted in 2016 and 11,901 RSUs granted in 2017. The Committee also amended the terms of his PSUs that remained outstanding and unvested as of that date, so that they will continue to vest pursuant to their terms as though his employment had continued through their respective vesting dates, as follows: 19,859 PSUs granted in 2016 and 18,339 PSUs granted in 2017, all shown at Target levels. The final value realized by Mr. DeCesaris from the PSU awards will parallel that of other participants and remains at-risk. The Committee determined that continuing to tie Mr. DeCesaris's pay outcomes to the Company's performance through the remainder of the performance cycles aligns his payments with his efforts in preparing for and executing a seamless leadership transition. In addition, the Committee acknowledged that Mr. DeCesaris' total compensation during his tenure had been positioned near the 25th percentile of the peer group, and that, even when considering the increase in the 2017 bonus payout, his total compensation for 2017 approximated the peer group median.

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Executive Compensation

In January 2018, the Compensation Committee approved compensation arrangements for Jason E. Fox as CEO consisting of (i) $700,000 in annual salary, (ii) a target cash bonus of $1,400,000 for fiscal year 2018 under the Company's new annual cash bonus program (described in 2018 Compensation Plan Changes above), and (iii) LTIP awards consisting of (a) $1,250,000 in RSUs and (b) $1,250,000 in PSUs subject to pre-established performance goals, as measured over the performance period of January 1, 2018 through December 31, 2020.

Other Compensation and Benefits

Deferred Compensation Plans

Payment of the shares underlying LTIP awards may be deferred pursuant to the Company's Deferred Compensation Plan and are subject to the requirements of Section 409A of the Internal Revenue Code, which we refer to in this Proxy Statement as the Code. For awards of RSUs and PSUs to NEOs in 2017, none of the current NEOs elected to defer receipt of the underlying shares through the Deferred Compensation Plan, except for Mr. Fox.

Deferred awards under certain prior compensation plans are also maintained in the Deferred Compensation Plan. These partnership equity unit plans, or PEP Plans, were discontinued in 2007, and the PEP awards were converted to RSUs in 2009. These Rollover RSUs, which were required to be deferred for a minimum of two years, are payable in accordance with the employees' prior elections. Currently, of the NEOs, Messrs. Fox and Park hold Rollover RSUs.

Benefits and Perquisites

Our NEOs are provided with limited perquisites and benefits that are generally consistent with those provided to the Company's employees. The Company does not maintain any defined benefit pension plans. The Company does maintain a profit sharing plan, pursuant to which the Company contributed 10% of an employee's total cash compensation, up to legal limits, into the plan on their behalf during 2017, as well as the Company's Employee Stock Purchase Plan ("ESPP"), under which eligible employees in 2017 could purchase Company stock at a discount of 10% off the market price of the Common Stock on the last day of two semi-annual purchase periods, up to applicable limits, and must hold the shares purchased for at least one year. The Company also maintains an employee-funded 401(k) plan and a Roth 401(k) plan. These plans are generally available to all employees including the NEOs, as are certain perquisites. These perquisites are not deemed by the Company to constitute a material element of compensation.

Employment Agreements

The Company has from time to time entered into employment agreements when it has deemed it to be advantageous in order to attract or retain certain individuals. None of the current NEOs have employment agreements as of the date of this Proxy Statement.

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Executive Compensation

Compensation Governance

We design our compensation plans within a set of strong compensation governance provisions. These include:

	What We Do		What We Don't Do

✓	Deliver a significant percentage of annual compensation in the form of variable compensation tied to multi-year performance through our new annual cash incentive plan	✗	Do not provide excise tax gross-ups

✓	Half of the LTIP value at grant is delivered through PSUs measuring 3-year performance	✗	Do not have employment agreements

✓	Provide total compensation opportunities that approximates the market median	✗	Do not have executive perquisites

✓	Compare executive compensation levels and practices against a relevant peer group of similarly-sized REITs	✗	Do not have excessive severance benefits

✓	Engage an independent compensation consultant that reports directly to the Compensation Committee and provides no other services to the Company	✗	Do not allow current dividends to be paid on unearned PSUs or unvested RSUs.

✓	Require meaningful levels of stock ownership among our executive officers and non-employee directors	✗	Do not allow hedging or short sales of our securities, and have meaningful limits on pledging

✓	Maintain a clawback policy	✗	Do not provide enhanced retirement benefits or other supplemental executive retirement plans, known as SERPs

✓	Conduct annual compensation risk review	✗	Do not allow for any single-trigger cash severance benefits upon a change-in-control

Stock Ownership Guidelines

In January 2013, our Board adopted the W. P. Carey Stock Ownership Guidelines. The Stock Ownership Guidelines require the directors and the NEOs to maintain certain specified ownership levels of Common Stock, based on the annual cash retainer for directors and a multiple of annual base salary, exclusive of bonuses or other forms of special compensation, for the NEOs. The applicable stock ownership requirements are presented below:

Position	Ownership Requirement

CEO	6x annual salary

Other NEOs	3x annual salary

Non-Executive Directors	5x annual cash retainer

The Stock Ownership Guidelines provide that, with respect to each person subject to them, they will be phased in over a five-year period. For purposes of determining compliance with the Stock Ownership Guidelines, all Common Stock and securities based on the value of Common Stock acquired through participation in any of the Company's incentive or stock purchase plans are counted, excluding unvested RSUs and PSUs.

As of the date of the Proxy Statement, the five-year phase-in period had been reached for the following directors: Benjamin H. Griswold, IV, Axel K.A. Hansing, Dr. Richard C.

Marston and Nick J.M. van Ommen, each of whom has met the requirement. All other NEOs and non-executive directors subject to ownership guidelines are on track to comply with the requirement within the five year period.

Clawback Policy

Our Board has approved a policy that gives the Board the sole and absolute discretion to make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers ("Covered Officers") where such payment was based upon the

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Executive Compensation

achievement of certain financial results that were subsequently the subject of a restatement or if a metric taken into account in computing such compensation has been materially incorrectly calculated and, in each case, the Board determines that the Covered Officer received an excess incentive as a result and that the Covered Officer engaged in ethical misbehavior. The Board has discretion to seek recovery of any excess amount that it determines was received inappropriately by these individuals, but the Board may require the recoupment of up to the total amount of performance-based compensation, rather than the excess amount, for any Covered Officer who is convicted (including a plea of nolo contendere) of illegal acts connected to such restatement or recalculation.

Anti-Hedging Policy

The Company has adopted a policy that prohibits its employees and directors from entering into all forms of hedging transactions regarding the Company's stock, including covered calls, collars, "short sales," sales "against the box," "put" or "call" options, or other derivative transactions.

Pledging Policy

The Company has a robust policy that limits the pledging of shares of the Company's stock, whether in a margin account or as collateral for a loan. The policy states that, if Company stock is pledged in a margin account, no securities of other companies may be held in the same account in order to prevent declines in the value of those securities from causing the sale of the Company's stock due to a margin call. The policy also limits the value of any loan secured by Company stock, in a margin account or otherwise, to 40% of the value of such stock at all times. We believe that the pledging of nonmaterial amounts of equity does not disconnect the interests of employees with those of the shareholders when used reasonably and appropriately. Our compensation program provides for a significant portion of an executive's compensation to be paid in shares, with the intent of providing clear alignment of our executives with our shareholders. We believe that the pledging of shares, within the meaningful limits described, is a reasonable part of our compensation and governance programs and helps enable executives to maintain stock ownership levels in excess of the Company's robust Stock Ownership Guidelines.

Risk Assessment

The Compensation Committee, with the assistance of its independent compensation consultant, annually performs an assessment of compensation related risks for the Company's primary compensation programs, as required by SEC rules. For 2017, the Committee determined that there were no elements of the Company's compensation programs that would be reasonably likely to have a material adverse impact on the Company.

Other Considerations

Section 162(m) of the Code currently imposes a $1 million limit on the amount that a public company may deduct for compensation paid to an employee who is chief executive officer, chief financial officer, or another "covered employee" (as defined by Section 162(m)), or was such an employee beginning in any year after 2017. For 2017, this limitation did not apply to "qualified performance-based" compensation as defined in the Code. The 2009 Share Incentive Plan, as amended, provided for the grant of performance-based compensation that may be deductible without regard to the limit, as does the 2017 Share Incentive Plan that was approved at the 2017 Annual Meeting. In addition, the 2017 Cash Incentive Plan was structured to comply with Section 162(m) requirements to allow for the grant of performance-based annual cash incentive compensation that may be deductible without regard to the limit under Section 162(m) of the Code. Under the recent U.S. tax reform legislation, however, beginning in 2018 all the exceptions for qualified performance-based compensation were eliminated, so that any compensation paid to such individuals over the $1 million limit will not be deductible by public companies. There can be no assurance that any amounts paid under the Company's compensation programs, whether paid before or after the effective date of that legislation, will be deductible under Code Section 162(m). The Compensation Committee retains the discretion to establish the compensation paid or intended to be paid or awarded to the NEOs as the Committee may determine is in the best interest of the Company and its shareholders, and without regard to any limitation provided in Code Section 162(m). This discretion is an important feature of the Committee's compensation practices because it provides the Committee with sufficient flexibility to respond to specific circumstances facing the Company.

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Executive Compensation

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Committee recommended to the Board of Directors, and the Board approved, that the Compensation Discussion and Analysis be included in this Proxy Statement, and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

  COMPENSATION COMMITTEE

  Peter J. Farrell, Chair
  Mark A. Alexander
  Benjamin H. Griswold, IV
  Jean Hoysradt

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of the Compensation Committee members whose names appear under the heading Report of the Compensation Committee above were Compensation Committee members during all of 2017. No member of the Compensation Committee during 2017 is or has been an executive officer of the Company, and no member of the Compensation Committee had any relationships requiring disclosure by the Company under the SEC's rules requiring disclosure of certain relationships and related-party transactions. None of the Company's executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the Compensation Committee during 2017.

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Executive Compensation

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our NEOs for each of the fiscal years ended December 31, 2017, 2016, and 2015. For purposes of this table, our NEOs for 2017 were: our current CEO, who became CEO on January 1, 2018 and served as President until December 31, 2017; our former CEO, who became CEO in February 2016 and retired as CEO on December 31, 2017; our current CFO, who became CFO in January 2017 after serving as Interim CFO since October 2016; our current President, who became an executive officer in 2016 and was appointed as President, effective January 1, 2018; and our former President of Investment Management, who left the Company in June 2017. Compensation of executive officers at December 31, 2017 is shown in the table below, which is calculated in accordance with SEC rules. There were no other executive officers during 2017. Messrs. Brooks and Sabatini were designated as executive officers in January 2018 and accordingly are not shown in the table below.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Stock Awards(3) ($)	All Other Compensation(4) ($)	Total(5) ($)

Mark J. DeCesaris(5)	2017	700,000	0	2,500,000	2,199,969	32,031	5,432,000
Former CEO	2016	627,308	1,200,000	0	2,274,562	30,302	4,132,172

Jason E. Fox(6)	2017	400,000	0	1,000,000	1,429,897	32,031	2,861,928
Current CEO; former	2016	400,000	795,000	0	1,870,620	30,302	3,095,922
President	2015	360,984	795,427	0	0	44,535	1,200,946

ToniAnn Sanzone(7)	2017	391,923	0	550,000	599,946	32,031	1,573,900
CFO	2016	262,346	350,000	0	263,203	30,302	905,851

John J. Park(8)	2017	357,000	0	1,200,000	1,472,908	32,031	3,061,939
Current President;	2016	357,000	930,000	0	2,258,082	30,302	3,575,384
Former Director of Strategy and Capital Markets

Mark M. Goldberg(9)	2017	232,692	0	0	1,329,949	32,031	1,594,672
Former President of	2016	508,624	550,000	0	2,258,082	30,302	3,347,008
Investment Management	2015	476,625	930,000	0	1,490,993	40,735	2,938,353

(1)
The amounts in the Bonus column were paid early in the year following completion of the year shown, so that, for example, the amounts shown for 2016 represent bonuses paid in early 2017 for performance in 2016.
(2)
Amounts shown represent payments under the 2017 Cash Incentive Plan, approved by our shareholders in June 2017, which were made in early 2018 for performance in 2017. This plan replaced our prior incentive plan, which is shown under the Bonus column in the table above.
(3)
Amounts in the Stock Awards column reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, with respect to awards of RSUs and PSUs under the 2009 Share Incentive Plan. For details of the individual grants of RSUs and PSUs during 2017, please see the 2017 Grants of Plan-Based Awards table below. The assumptions on which these valuations are based are set forth in Note 14 to the consolidated financial statements included in the 2017 Form 10-K, disregarding estimates of forfeitures. The table reflects PSU awards using an estimate of the future payout at the date of grant. If the PSU awards were shown instead at the Maximum payout level, the aggregate grant date fair value of the PSUs would be: for 2017, $3,390,148 for Mr. DeCesaris, $926,886 for Ms. Sanzone, and $2,049,543 for each of Messrs. Fox, Park and Goldberg; for 2016, $3,364,909 for Mr. DeCesaris, $202,200 for Ms. Sanzone, $3,116,466 for Mr. Fox, and $3,651,727 for each of Messrs. Park and Goldberg; and for 2015, $2,072,197 for Mr. Goldberg (although Mr. Goldberg forfeited all these amounts because he voluntarily left the Company in June 2017). The amounts for 2016 include retention PSU awards for Messrs. Fox, Park, and Goldberg of 10,000 PSUs each (although Mr. Goldberg also forfeited this award when he voluntarily left the Company in June 2017), with a grant date fair value of $785,800, and 1,250 PSUs, with a grant date fair value of $98,225, for Ms. Sanzone, as discussed in Compensation Discussion and Analysis above. The amounts for 2017 include one-time grants of RSUs to Messrs. Fox and Park, as discussed in Compensation Discussion and Analysis above, as follows: 1,622 RSUs, with a grant date fair value of $100,000, and 2,320 RSUs, with a grant date fair value of $143,000, respectively.
(4)
The All Other Compensation column reflects compensation related to Company contributions on behalf of the NEOs to the Company-sponsored profit sharing plan, which includes additional profit-sharing allocations relating to unvested amounts forfeited by other participants in the plan.
(5)
Mr. DeCesaris was appointed CEO on February 10, 2016 at an annual salary of $700,000. He retired as CEO effective December 31, 2017.
(6)
In connection with his promotion to Head of Global Investments in April 2015, Mr. Fox's annual salary was increased from $200,000 to $400,000. Mr. Fox was appointed President in June 2015 and became CEO on January 1, 2018.
(7)
Ms. Sanzone became interim CFO in October 2016, after having served as Chief Accounting Officer since June 2015, and her annual salary was increased from $250,000 to $300,000 at that time. She became CFO on January 31, 2017, when her annual salary was set at $400,000.
(8)
Mr. Park became an executive officer in 2016. He became President on January 1, 2018.
(9)
Mr. Goldberg left the Company in June 2017. His annualized salary for 2017 was $500,000. His annual salary was $306,000 for 2015 and $500,000 for 2016, with the remainder in each case reflecting commissions related to sales of shares of the Managed Programs.

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Executive Compensation

2017 GRANTS OF PLAN-BASED AWARDS

The following table provides information on awards under our 2017 Cash Incentive Plan and the LTIP to our NEOs in 2017.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of	Grant Date Fair Value of Stock

Name	Grant Date(3)		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units(4) (#)	Awards(5) ($)

Mark J. DeCesaris			—	—	5,000,000
	1/18/17					9,170	18,339	55,017		1,099,990
	1/18/17								17,851	1,099,979

Jason E. Fox			—	—	5,000,000
	1/18/17					5,544	11,087	33,261		665,008
	1/18/17								10,791	664,941
	1/18/17	(6)							1,622	99,948

ToniAnn Sanzone			—	—	5,000,000
	1/18/17					2,501	5,001	15,003		299,965
	1/18/17								2,500	154,050
	1/31/17								2,356	145,931

John J. Park			—	—	5,000,000
	1/18/17					5,544	11,087	33,261		665,008
	1/18/17								10,791	664,941
	1/18/17	(6)							2,320	142,958

Mark M. Goldberg(7)			—	—	5,000,000
	1/18/17					5,544	11,087	33,261		665,008
	1/18/17								10,791	664,941

(1)
Represents the Company's 2017 Cash Incentive Plan, as described under Annual Cash Incentives in the Compensation Discussion and Analysis section above. No Threshold or Target amounts are shown in the table because no pre-set threshold or target amounts were established under the plan. The individual per-employee maximum amounts shown in this table were established under this plan for purposes of complying with Code Section 162(m). The actual amounts paid under this plan are shown in the Non-Equity Incentive Plan Compensation column for 2017 in the Summary Compensation Table above.
(2)
Reflects awards of PSUs under the 2009 Share Incentive Plan. The underlying shares of Common Stock may be paid out in 2020, after the end of a 3-year performance cycle (2017-2019), depending on the achievement of specified criteria, as described in the Compensation Discussion and Analysis section above. Dividend equivalents, in amounts equal to the dividends paid on the shares of Common Stock underlying the PSUs, are accrued and paid after the end of the performance cycle in additional shares of Common Stock as if reinvested in shares upon the related dates of distribution, but only to the extent that the shares underlying the PSUs are actually earned and payable. We refer to these additional shares in this Proxy Statement as Dividend Equivalent Shares.
(3)
Grant date of January 18, 2017 represents annual LTIP awards, except as noted for Messrs. Fox and Park in footnote (6) below. Grant date of January 31, 2017 for Ms. Sanzone reflects an additional award to increase her annual award level in connection with becoming CFO.
(4)
Reflects awards of RSUs under the 2009 Share Incentive Plan, which are scheduled to vest in three equal installments annually commencing on February 15, 2018. Dividend equivalents on RSUs granted under the 2009 Share Incentive Plan are paid in cash concurrently with the payment of dividends on the underlying shares of Common Stock, contingent upon the individual's continued employment. Grants of RSUs under the 2017 Share Incentive Plan will not pay dividend equivalents until, and will be conditioned upon, the vesting of the RSUs.
(5)
The grant date fair value is calculated in accordance with FASB ASC Topic 718, disregarding estimates of forfeitures, and for PSUs is based upon an estimate of the future payout at the date of grant. See the amounts under Stock Awards for 2017 in the Summary Compensation Table presented earlier in this Proxy Statement. For additional information on the valuation assumptions, please refer to Note 14 to the consolidated financial statements included in the 2017 Form 10-K. The amounts shown under Grant Date Fair Value of Stock Awards do not necessarily correspond to the actual value, if any, that may eventually be realized by the NEO.
(6)
Awards represent one-time grants of RSUs, as discussed in Compensation Discussion and Analysis above.
(7)
Grants of RSUs and PSUs to Mr. Goldberg were forfeited upon his separation from service in June 2017.

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Executive Compensation

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2017

The following table sets forth certain information with regard to all unvested awards of RSUs and PSUs held by our NEOs on December 31, 2017.

			Stock Awards

Name(1)	Grant Date		Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)

Mark J. DeCesaris	02/16/16		12,984	894,598	39,718	2,736,570
	01/18/17		17,851	1,229,934	55,017	3,790,671

Jason E. Fox	01/19/16		5,784	398,518	17,692	1,218,979
	02/16/16				30,000	2,067,000
	01/18/17		10,791	743,500	33,261	2,291,683
	01/18/17	(2)	1,622	111,756

ToniAnn Sanzone	02/12/15		744	51,262
	05/19/15		401	27,629
	01/19/16		1,948	134,217
	02/16/16				3,750	258,375
	01/18/17		2,500	172,250	7,500	516,750
	01/31/17	(3)	2,356	162,328	7,503	516,957

John J. Park	02/12/15		3,466	238,807	11,802	813,158
	01/19/16		7,850	540,865	24,010	1,654,289
	02/16/16				30,000	2,067,000
	01/18/17		10,791	743,500	33,261	2,291,683
	01/18/17	(2)	2,320	159,848

(1)
Mr. Goldberg is not shown because he voluntarily left the Company in June 2017 and did not have any outstanding equity awards at December 31, 2017.
(2)
This RSU award represents a one-time grant, as discussed in Compensation Discussion and Analysis above.
(3)
This RSU award was made in connection with Ms. Sanzone's promotion to CFO on that date.

The PSU and RSU awards listed above are scheduled to vest over the following periods:

•
RSU grants dated 2/12/15 and 5/19/15 vested in three annual installments commencing on February 15, 2016. The 5/19/15 award was granted to certain employees in connection with the implementation of a new software system for use in the Company's accounting, tax and financial reporting functions.

•
PSU grants dated 2/12/15 are shown under Equity Incentive Plan Awards columns and reflect 122.1% of the Target amount of PSUs, which were paid out at that level in 2018 after the end of the applicable 3-year performance cycle (2015-2017) based upon the achievement of the specified performance criteria.

•
RSU grants dated 1/19/16 are scheduled to vest in three annual installments commencing on February 15, 2017.

•
PSU grants dated 1/19/16 (and for Mr. DeCesaris, 2/16/16) are shown under Equity Incentive Plan Awards columns and reflect 200% of the Target amount of PSUs, which may be paid out in 2019 after the end of the applicable 3-year performance cycle (2016-2018) if specified performance criteria are met.
•
Retention PSU grants dated 2/16/16 (except for Mr. DeCesaris) are shown under Equity Incentive Awards columns and reflect 300% of the Target amount of PSUs, which may be paid out in 2019 after the end of the applicable 3-year performance cycle (2016-2018) if the specified performance criteria (for TSR only) is met.

•
RSU grants dated 1/18/17 and 1/31/17 are scheduled to vest in three annual installments commencing on February 15, 2018.

•
PSU grants dated 1/18/17 are shown under the Equity Incentive Plan Awards columns and reflect 300% of the Target amount of PSUs, which may be paid out in 2020 after the end of the applicable 3-year performance cycle (2017-2019) if specified performance criteria are met.

All market values are based on the $68.90 closing price per share of the Common Stock on December 29, 2017, which was the last trading day of 2017.

Proxy Statement and Notice of 2018 Annual Meeting      |     49

Executive Compensation

2017 OPTION EXERCISES AND STOCK VESTED

The following table contains information about shares acquired by the NEOs upon the exercise of stock options or vesting of RSUs and/or PSUs, as applicable, during 2017.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(2) ($)

Mark J. DeCesaris	3,115	96,387	6,491	407,505

Jason E. Fox	58,311	1,748,707	2,891	181,497

ToniAnn Sanzone	0	0	2,973	186,645

John J. Park	245	7,419	32,761	2,069,146

Mark M. Goldberg	0	0	32,761	2,069,146

(1)
In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant price of the related option ($33.20 with regard to 814 options, and $31.45 with regard to 2,301 options for Mr. DeCesaris; $33.66 with regard to 50,000 options, $31.45 with regard to 4,104 options, and $33.20 with regard to 4,207 options for Mr. Fox; and $33.20 with regard to 245 options for Mr. Park) from the fair market value of the underlying Common Stock, as determined under the Company's 1997 Share Incentive Plan, on the dates of exercise ($62.85 on May 17, 2017 with regard to all 3,115 shares shown for Mr. DeCesaris; $62.43 on February 3, 2017 with regard to 50,000 shares, $68.38 on June 26, 2017 with regard to 4,104 shares, and $70.91 on December 8, 2017 with regard to 4,207 shares for Mr. Fox; and $63.48 on April 27, 2017 with regard to 245 shares for Mr. Park), multiplied by the related number of shares. However, of these amounts, Mr. DeCesaris elected to have the Company withhold 215 shares and 642 shares, respectively; Mr. Fox elected to have the Company withhold 11,600 shares, 1,238 shares, and 1,249 shares, respectively; and Mr. Park elected to have the Company withhold 61 shares; to cover the total exercise prices and taxes required to be withheld at the times of the exercises, pursuant to the terms of the plan.
(2)
For each of Messrs. Goldberg and Park and Ms. Sanzone, includes the underlying shares received on February 15, 2017 upon the vesting of the first tranche of the RSUs granted under the LTIP in 2016, the second tranche of the RSUs granted under the LTIP in 2015, and the third and final tranche of the RSUs granted under the LTIP in 2014, plus (except for Ms. Sanzone) the actual shares earned underlying the PSUs awarded under the LTIP in 2014, which PSU shares were all payable in 2017 after the end of their 3-year (2014-2016) performance cycle, as well as the related Dividend Equivalent Shares. For Messrs. DeCesaris and Fox, includes the underlying shares received on February 15, 2017 upon the vesting of the first tranche of the RSUs granted under the LTIP in 2016. The Value Realized on Vesting is equal to the product of: the total RSUs vested and $62.78, which was the closing price of the Common Stock on February 15, 2017, the payment date for these RSU shares; and the product of the shares actually earned underlying the PSUs with a 2014-2016 performance cycle, plus the related Dividend Equivalent Shares, and $63.36, which was the closing price of the Common Stock on February 16, 2017, the payment date for these PSU shares. Of these amounts, the payment of certain shares shown was deferred at the election of the executive, pursuant to the terms of the awards and the Company's Deferred Compensation Plan, as follows: for Mr. Park, a total of 25,371 shares were deferred until February 15, 2018. See 2017 Nonqualified Deferred Compensation below.

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Executive Compensation

2017 NONQUALIFIED DEFERRED COMPENSATION

The following table shows the aggregate contributions, earnings, and withdrawals in 2017 for the NEOs under our Deferred Compensation Plan, as more fully described in the Compensation Discussion and Analysis section earlier in this Proxy Statement. The Deferred Compensation Plan allows participants to defer receipt of the Common Stock underlying awards of RSUs and PSUs, and the amounts shown in the table below reflect such deferrals for Messrs. Fox, Park and Goldberg. The Deferred Compensation Plan also includes Rollover RSUs, and the table below reflects ongoing deferrals of Rollover RSUs for Messrs. Fox and Park.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions(3) ($)	Aggregate Balance at Last Fiscal Year End(4) ($)

Mark J. DeCesaris	0	0	0	0

Jason E. Fox	0	1,820,198	(1,820,198)	31,431,491

ToniAnn Sanzone	0	0	0	0

John J. Park	1,748,062	553,997	(3,154,847)	9,291,992

Mark M. Goldberg(5)	0	92,341	(92,341)	1,594,553

(1)
The amounts shown represent the number of RSUs and/or PSUs, including any related Dividend Equivalent Shares, that vested during 2017, but for which the payment of the underlying shares was deferred at the election of the executive pursuant to the terms of the award and the Deferred Compensation Plan, multiplied by $68.90, the closing price per share of the underlying Common Stock on December 29, 2017, which was the last trading day of the year. Amounts shown above are not reflected in the Stock Awards column in the Summary Compensation Table for the last completed fiscal year as they were awarded in prior years.
(2)
The Aggregate Earnings in Last Fiscal Year column represents dividend equivalents earned on deferred RSUs, PSUs, and/or Rollover RSUs, as applicable, during 2017. Amounts shown above are not reflected for the last completed fiscal year in the Summary Compensation Table.
(3)
The Aggregate Withdrawals/Distributions column represents dividend equivalents paid to the NEOs on deferred RSUs, PSUs, and/or Rollover RSUs, as applicable, during 2017. For Mr. Park, the amounts shown also reflect the payout of 28,928 shares and 12,500 shares underlying the PSUs and RSUs granted to him in 2013, respectively, both of which occurred on February 15, 2017, the date he had selected as the payment date when his deferral elections were made, multiplied by $62.78, the closing price per share of the Common Stock on the payment date. Amounts shown above are not reflected for the last completed fiscal year in the Summary Compensation Table.
(4)
The amounts shown represent the product of the number of deferred RSUs, PSUs, and/or Rollover RSUs, as applicable, and $68.90, the closing price per share of the underlying Common Stock on December 29, 2017. For each of Messrs. Fox and Park, the amount shown was not previously reported as compensation in the Summary Compensation Tables for previous years because the deferred awards were all granted prior to the date that they became a Named Executive Officer. For Mr. Goldberg, the amount shown includes PSUs granted to him in 2013 valued at $1,370,050 in the Summary Compensation Table for that year.
(5)
Although Mr. Goldberg left the Company in June 2017, the amounts shown for him at year end will be paid out on the payment date selected by him at the time his deferral elections were made under the terms of the Deferred Compensation Plan.

Proxy Statement and Notice of 2018 Annual Meeting      |     51

Executive Compensation

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

None of the NEOs as of December 31, 2017 had an employment, severance, or change-in-control agreement with the Company that, in the event of termination of their employment or a change in control, which are collectively referred to below as termination events, would provide them with any right to a cash severance or incremental benefit.

The Company does not have any tax gross-up commitment under equity award agreements issued to the NEOs in the event that any portion of severance benefits or equity award acceleration, as applicable, results in the NEO becoming liable for payment of a parachute payment excise tax.

The following table sets forth the amounts each NEO as of December 31, 2017 would have received upon termination of employment with the Company on that date for each of the hypothetical reasons detailed below. The amounts set forth in the table assume that a termination event occurred on December 31, 2017 and that the value of the Common Stock was $68.90 per share, based on the closing price of the Common Stock on December 29, 2017, which was the last trading day of the year; however, the actual amounts that would be payable in these circumstances can only be determined at the time of the executive's separation and may differ from the amounts set forth in the table below.

As discussed above, Mr. DeCesaris retired as CEO on December 31, 2017 and left the Company on February 28, 2018, serving as Senor Advisor through that date. For a description of actual payments made in connection with his retirement, see Compensation Discussion and Analysis—CEO Compensation above.

Mr. Goldberg is not shown in the table because he received no payments when he terminated his employment voluntarily in June 2017.

Named	Death/ Disability	Termination by the Company for Cause	Involuntary Dismissal	Change in Control(3)	Retirement

Mark J. DeCesaris

RSUs(1)	$2,124,532	$0	$0	$2,124,532	$0

PSUs(2)	1,333,376	0	1,333,376	4,000,127	1,333,376

Total	$3,457,908	$0	$1,333,376	$6,124,659	$1,333,376

Jason E. Fox

RSUs(1)	$1,253,773	$0	$0	$1,253,773	$0

PSUs(2)	1,120,291	0	1,120,291	3,360,873	1,120,291

Total	$2,374,064	$0	$1,120,291	$4,614,646	$1,120,291

ToniAnn Sanzone

RSUs(1)	$547,686	$0	$0	$547,686	$0

PSUs(2)	172,273	0	172,273	516,819	172,273

Total	$719,959	$0	$172,273	$1,064,505	$172,273

John J. Park

RSUs(1)	$1,683,020	$0	$0	$1,683,020	$0

PSUs(2)	1,931,382	0	1,931,382	5,794,146	1,931,382

Total	$3,614,402	$0	$1,931,382	$7,477,166	$1,931,382
(1)
The 2009 Share Incentive Plan generally provides that unvested RSUs automatically terminate upon a participant's termination of service for any reason but that the Compensation Committee has the discretion to determine otherwise. Under the RSU award agreements approved by the Committee, if a participant's employment terminates by reason of death or disability, LTIP RSUs become fully vested on the date of death or disability. In all other cases, unvested LTIP RSUs are forfeited upon termination. Rollover RSUs were fully vested upon issuance and are nonforfeitable, with payout of the underlying shares required to be deferred for a minimum of two years. Rollover RSUs, and any other vested but deferred RSU awards held by the NEOs at December 31, 2017, are included in the Aggregate Balance at Last Fiscal Year End column of the 2017 NonQualified Deferred Compensation Table presented earlier in this Proxy Statement and, as such, are not shown in the table above. For the RSUs held by Mr. DeCesaris upon the actual termination of his employment as Senior Advisor on February 28, 2018, the Compensation Committee determined to amend the terms of his RSUs that remained outstanding to fully vest as of that date as follows: 6,491 RSUs granted in 2016 and 11,901 RSUs granted in 2017.
(2)
The 2009 Share Incentive Plan generally provides that PSUs automatically terminate upon a participant's termination of service for any reason but that the Compensation Committee has the discretion to determine otherwise. Under the PSU award agreements approved by the Committee, if a participant's employment terminates for any reason other than disability, involuntary dismissal, retirement, or death prior to the conclusion of the performance period, the PSUs are forfeited, subject to the Committee's discretion otherwise. In the case of a termination due to disability, involuntary dismissal, retirement, or death, the participant (or beneficiary) is entitled to a pro rata portion of the award for the period of time worked, contingent upon satisfaction of the performance criteria at the end of the applicable 3-year performance period. As a consequence of the contingent nature of the PSU awards, the value that may ultimately be received by the NEO is uncertain. However, the

52      |     Proxy Statement and Notice of 2018 Annual Meeting

Executive Compensation

pro-rated values shown reflect the ultimate achievement of Target levels, although actual values will range from zero, if the Threshold level is not achieved, to three times the values shown, if the Maximum level is reached. The numbers also do not indicate whether the individual is eligible for retirement. For the PSUs held by Mr. DeCesaris upon the actual termination of his employment as Senior Advisor at February 28, 2018, the Committee amended the terms of his PSUs that remained outstanding and unvested as of that date, so that they will continue to vest pursuant to their terms as though his employment had continued through their respective vesting dates, as follows: 19,859 PSUs granted in 2016 and 18,339 PSUs granted in 2017, all shown at Target levels.
(3)
The terms of the Company's outstanding equity awards at December 31, 2017 provide that, in the event of a Change in Control of the Company, as defined in the Company's 2009 Share Incentive Plan, the portion of the award not already exercisable or vested becomes exercisable or vested, as the case may be, and for PSUs the awards vest at the Maximum Amount, which is three times the Target Amount, but only if the recipient's employment is terminated following a Change in Control of the Company, as defined in the Plan, and in addition, the payment will be pro-rated through the date of the Change in Control of the Company.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. DeCesaris, who was our CEO during all of 2017:

For 2017, our last completed fiscal year:

•
the median of the annual total compensation of all employees of our company (other than our CEO), was $121,219; and

•
the annual total compensation of our CEO was $5,432,000.

Based on this information, for 2017 the ratio of the annual total compensation of Mr. DeCesaris, our CEO during 2017, to the median of the annual total compensation of all employees was 45 to 1, which is a reasonable estimate that was calculated consistent with the SEC regulation.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the "median employee," the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

Employee Population and Measurement Date:

•
We determined that, as of December 31, 2017, our employee population consisted of 204 individuals, excluding our CEO, with 79% of these individuals located in the United States and 21% located in Europe (United Kingdom and the Netherlands).

•
We selected December 31, 2017 as the date upon which we would identify the "median employee".

Consistently Applied Compensation Measure ("CACM"):

•
To identify the "median employee" from our employee population, we considered multiple CACMs, but ultimately selected base salary. We determined that base salary was the most straightforward, consistent, and administratively efficient measure upon which to base this analysis.
•
For our European employees, we used the applicable exchange rate in effect on December 31, 2017 to convert their salaries to U.S. dollars.

Identification of the Median Employee:

•
Using base salary as the CACM, we identified two potential median employees and ultimately selected the employee with a compensation structure and benefits profile most representative of the average W. P. Carey employee. We did not make any cost-of-living adjustments in identifying the "median employee."

CEO & Median Employee Pay:

•
With respect to the annual total compensation of the "median employee" used to calculate the pay ratio, we identified and calculated the elements of such employee's compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of SEC Regulation S-K, resulting in annual total compensation of $121,219.

•
With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column of our 2017 Summary Compensation Table included above in this Proxy Statement, with no adjustments. That amount for 2017 was $5,432,000.

The SEC's rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Proxy Statement and Notice of 2018 Annual Meeting      |     53

Proposal Three—Ratification of Appointment of Independent Registered Public Accounting Firm

From the Company's inception, it has engaged the firm of PricewaterhouseCoopers LLP as its Independent Registered Public Accounting Firm. For 2018, the Audit Committee has approved the engagement of PricewaterhouseCoopers LLP as the Company's independent auditors. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make a statement, if he or she desires to do so, and to respond to appropriate questions from stockholders.

Although stockholder ratification of PricewaterhouseCoopers LLP's appointment is not required by our Charter, the Bylaws, or otherwise, the Board is submitting the ratification of PricewaterhouseCoopers LLP's appointment for the year 2018 to the Company's shareholders. If the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit

Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for the year 2018 but will not be obligated to terminate the appointment. Even if the shareholders ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee in its discretion may direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if the Committee determines that such a change would be in the Company's interests.

The ratification of PricewaterhouseCoopers LLP's appointment requires the affirmative vote of a majority of the votes actually cast by shares present in person or represented by proxy at the Annual Meeting, a quorum being present.

The Board recommends a vote FOR the ratification of appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2018.

54      |     Proxy Statement and Notice of 2018 Annual Meeting

Report of the Audit Committee

The Audit Committee of the Board of Directors reports as follows with respect to the audit of W. P. Carey Inc.'s fiscal 2017 audited financial statements and management's report of internal controls over financial reporting.

The audit functions of the Audit Committee focus on the adequacy of W. P. Carey Inc.'s internal controls and financial reporting procedures, the performance of W. P. Carey Inc.'s internal audit function and the independence and performance of W. P. Carey Inc.'s Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP. The Audit Committee meets periodically with management to consider the adequacy of internal controls and the objectivity of W. P. Carey Inc.'s financial reporting. The Audit Committee discusses these matters with appropriate internal financial personnel as well as its Independent Registered Public Accounting Firm. The Audit Committee held eight regularly scheduled meetings during 2017.

Management has primary responsibility for W. P. Carey Inc.'s financial statements and management's report of internal controls over financial reporting and the overall reporting process, including W. P. Carey Inc.'s system of internal controls. The Independent Registered Public Accounting Firm audits the annual financial statements and the effectiveness of internal controls over financial reporting, expresses an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States and discusses with the Audit Committee any issues they believe should be raised with us. The Audit Committee monitors these processes, relying without independent verification on the information provided to us and on the representations made by management.

The Audit Committee has reviewed and discussed the audited financial statements and management's report of internal controls over financial reporting with the management of W. P. Carey Inc. The directors who serve on the Audit Committee are all "independent" as defined in the NYSE Listing Standards and applicable rules of the SEC.

The Audit Committee has discussed with the Company's Independent Registered Public Accounting Firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board, or the PCAOB. The Audit Committee has received written disclosures and the letter from the Independent Registered Public Accounting Firm required by the applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm's communication with the committee concerning independence and has discussed with the Independent Registered Public Accounting Firm their independence from W. P. Carey Inc. Based on review and discussions of the audited financial statements and management's report on internal control over financial reporting of W. P. Carey Inc. with management and discussions with the Independent Registered Public Accounting Firm, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2017 be included in the Company's Annual Report on Form 10-K for filing with the SEC.

    Submitted by the Audit Committee*:
    Mark A. Alexander, Chair
    Peter J. Farrell
    Margaret G. Lewis
    Nick J.M. van Ommen

The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company incorporates it by specific reference.

Financial Expert

The Board has determined that Mark A. Alexander, who is Chair of the Audit Committee, and Peter J. Farrell, who is a member of that committee, are each a "financial expert" as defined in Item 407 of Regulation S-K under the Exchange Act.

*
Although the membership of the Audit Committee as of the date of this Proxy Statement, as reflected in the Committees of the Board of Directors section shown earlier in this Proxy Statement, has changed, the members of the Audit Committee listed here were the members who participated in the review, discussion and recommendation actions noted in this Report.

Proxy Statement and Notice of 2018 Annual Meeting      |     55

Report of the Audit Committee

Fees Billed by PricewaterhouseCoopers LLP During Fiscal Years 2017 and 2016

The following table sets forth the approximate aggregate fees billed to W. P. Carey during fiscal years 2017 and 2016 by PricewaterhouseCoopers LLP, categorized in accordance with SEC definitions and rules:

	2017	2016

Audit Fees(1)	$3,225,712	$2,334,746

Audit-Related Fees(2)	220,138	322,378

Tax Fees(3)	1,537,696	1,209,635

All Other Fees(4)	0	0

Total Fees	$4,983,546	$3,866,759

(1)
Audit Fees: This category consists of fees for professional services rendered for the audit of W. P. Carey's fiscal 2017 and 2016 financial statements included in the Company's Annual Reports on Form 10-K (including services incurred with respect to rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002), the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for each of the quarters ended March 31, June 30, and September 30, 2017 and 2016, and other audit services, including certain statutory audits.
(2)
Audit-Related Fees: This category consists of audit-related services performed by PricewaterhouseCoopers LLP and for 2017 and 2016 includes audit services for SEC registration statement review and the related issuance of any comfort letters and consents, as well as services performed related to the adoption of new accounting standards.
(3)
Tax Fees: This category consists of fees billed to W. P. Carey by PricewaterhouseCoopers LLP of $1,292,664 and $1,150,009 for tax compliance services during 2017 and 2016, respectively, and $245,032 and $59,626 for tax consultation in connection with transactions during 2017 and 2016, respectively.
(4)
All Other Fees: No other services were provided by PricewaterhouseCoopers LLP in either 2017 or 2016.

Pre-Approval Policies

The Audit Committee's policy is to pre-approve audit and permissible non-audit services provided by the Company's Independent Registered Public Accounting Firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The Independent Registered Public Accounting Firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the

Independent Registered Public Accounting Firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. If a non-audit service is required before the Audit Committee's next scheduled meeting, the Committee has delegated to its Chair, Mr. Alexander, the authority to approve such services on its behalf, provided that such action is reported to the committee at its next meeting. Pursuant to these policies, the Audit Committee pre-approved all the services provided by the Independent Registered Public Accounting Firm in fiscal years 2017 and 2016 shown in the table above.

56      |     Proxy Statement and Notice of 2018 Annual Meeting

Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 16, 2018 by each of the current directors and the nominees for election as director, each of the NEOs listed in the Summary Compensation Table presented earlier in this Proxy Statement, all directors and executive officers on that date as a group, and each person known to the Company to own beneficially more than 5% of the Common Stock. Individuals who did not own any shares as of that date are not listed in the table. Any fractional shares are rounded down to the nearest full share. Except as noted below, none of the shares has been pledged as collateral.

Name of Beneficial Owner	Amount of Shares Beneficially Owned(1)	Percentage of Class

Mark A. Alexander(2)	5,188	*

Peter J. Farrell(2)	4,378	*

Jason E. Fox(3)	391,879	*

Benjamin H. Griswold, IV(2)(4)	136,202	*

Axel K.A. Hansing(2)	9,022	*

Jean Hoysradt(2)	5,432	*

Margaret G. Lewis(5)	882	*

Dr. Richard C. Marston(2)	9,369	*

Christopher J. Niehaus(2)	5,188	*

Nick J.M. van Ommen(2)	15,769	*

John J. Park(6)	426,083	*

ToniAnn Sanzone	11,386	*

Mark J. DeCesaris(7)	109,320	*

Mark M. Goldberg(8)	52,740	*

The Vanguard Group(9)	16,999,285	15.90%
100 Vanguard Blvd. Malvern, PA 19355

BlackRock Inc.(10)	7,157,804	6.70%
55 East 52nd Street New York, NY 10055

All directors and executive officers as a Group (15 individuals)	1,680,154	1.56%

*
Less than 1%
(1)
Beneficial ownership has been determined in accordance with the rules of the SEC and includes shares that each beneficial owner (or the directors and executive officers as a Group) has the right to acquire within 60 days of March 16, 2018, including vested Director RSUs, LTIP RSUs, PSUs, and Rollover RSUs, each as defined herein, where payout of the underlying shares has been deferred. Except as noted, and except for any community property interest owned by spouses, the listed individuals have sole investment power and sole voting power as to all shares of which they are identified as being the beneficial owners.
(2)
Includes 1,188 Director RSAs that were granted on July 3, 2017 and are not scheduled to vest until July 3, 2018, as to which the recipients have current voting rights.
(3)
The amount shown includes 809 shares owned by Mr. Fox's son, 59 shares owned by his daughter, and 38,976 shares that have been pledged as security in a margin account, whether or not there are loans outstanding. See "Pledging Policy" above in the Compensation Discussion and Analysis section. The amount of shares shown for Mr. Fox is lower than the amount shown for him in the 2017 Proxy Statement because, since that time, the shares underlying certain vested but deferred RSUs and PSUs held by Mr. Fox (all of which were reflected in the prior year table) were paid to him on February 15, 2018, and he elected at that time to satisfy his resulting tax withholding obligation by having the Company withhold a portion of those shares, thereby reducing the amount of shares shown as beneficially owned by him in this year's table.
(4)
The amount shown includes 1,000 shares held in aggregate by certain Accumulation Trusts and 16,500 shares held in aggregate by certain Grandchildren's Trusts, for which Mr. Griswold serves as a trustee, and 2,000 shares owned by Mr. Griswold's spouse.
(5)
Represents a pro-rated award of 882 Director RSAs that were granted in conjunction with Ms. Lewis's appointment as a director in September 2017, which are not scheduled to vest until July 3, 2018, but as to which Ms. Lewis has current voting rights.
(6)
The amount shown includes 1,680 shares owned in aggregate by Mr. Park's three children.

Proxy Statement and Notice of 2018 Annual Meeting      |     57

Security Ownership of Certain Beneficial Owners, Directors and Management
(7)
The amount shown includes 103,496 shares that Mr. DeCesaris has pledged as security in a margin account, whether or not there are loans outstanding. Because Mr. DeCesaris is no longer an employee of the Company, he is not subject to the Company's Pledging Policy, which is described in the Compensation Discussion and Analysis section above.
(8)
The ownership information shown was provided by Mr. Goldberg, who resigned from the Company in June 2017. The amount shown includes 29,597 shares owned by Mr. Goldberg that are pledged as security in a margin account, whether or not there are loans outstanding. Because Mr. Goldberg is no longer an employee of the Company, he is not subject to the Company's Pledging Policy, which is described in the Compensation Discussion and Analysis section above.
(9)
The information for The Vanguard Group ("Vanguard") is derived from a Schedule 13G/A, filed with the SEC on February 9, 2018, to report beneficial ownership as of December 31, 2017. Based on that filing, Vanguard was the beneficial owner of 16,999,285 shares in the aggregate at that date, as a result of serving as an investment manager. As of that date, Vanguard reported that it had sole dispositive power with respect to 16,810,739 shares, sole voting power over 178,941 shares, shared dispositive power with respect to 188,546 shares, and shared voting power with respect to 140,705 shares. According to a separate Schedule 13G/A filed on February 2, 2018, Vanguard REIT Index Fund (the "Vanguard REIT Index Fund") beneficially owned 7,196,754 shares at December 31, 2017, over which it had sole voting power. Based on information provided to the Company by Vanguard and the Vanguard REIT Index Fund, the shares beneficially owned by the Vanguard REIT Index Fund are included in the amounts listed as beneficially owned by Vanguard in the table as well as in the amount noted above over which Vanguard had sole voting power at December 31, 2017, pursuant to contractual rights granted to Vanguard by the Vanguard REIT Index Fund.
(10)
The information for BlackRock Inc. is derived from a Schedule 13G/A filed with the SEC on January 23, 2018 to report beneficial ownership as of December 31, 2017. Based on that filing, BlackRock was the beneficial owner of 7,157,804 shares in the aggregate as of that date, with sole dispositive power over all of such shares and sole voting power with respect to 6,705,808 shares.

58      |     Proxy Statement and Notice of 2018 Annual Meeting

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that directors, executive officers, and persons who are the beneficial owners of more than 10% of our shares file reports of their ownership and changes in ownership of our shares with the SEC and to furnish us with copies of all such Section 16 reports that they file. Based upon a review of the copies of such reports furnished to us as filed with the SEC and other written representations that no other reports were required to be filed during the year, W. P. Carey believes that all directors, executive officers, and beneficial owners of 10%

or more of our shares were in compliance with the reporting requirements of Section 16(a) of the Exchange Act during 2017, except that Mr. Arjun Mahalingam, the Company's Chief Accounting Officer, who is not an executive officer but is required to file Section 16 reports, filed a Form 4 three days late with respect to a grant of RSUs in January 2017 due to an administrative error by the Company and a Form 5 in February 2018 to report the sale of 531 shares of Company stock in November 2017, which was not timely reported due to a systems error.

Equity Compensation Plan Information

The following table presents information regarding the Company's equity compensation plans as of December 31, 2017:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	1,734,434	(1)	0	(2)	4,055,611	(3)

Equity compensation plans not approved by security holders	0		0		0

Total	1,734,434	(1)	0	(2)	4,055,611	(3)

(1)
Reflects RSUs and PSUs issued to officers and employees under the 1997 Share Incentive Plan, the 2009 Share Incentive Plan, and the 2017 Share Incentive Plan including 1,140,632 such awards where the payout of the underlying shares upon vesting was deferred at the election of the recipient pursuant to the Company's Deferred Compensation Plan. For PSUs, which may or may not vest in varying amounts depending on the achievement of specified performance criteria, the Target Amount (100% of the award paid), aggregating 281,692 shares, was used; the Maximum Amount (300% of the Target Amount) that can be issued would be 845,076 shares (although for PSUs granted in 2015 with a 2015-2017 3-year performance cycle, the actual payout level achieved was 122.1% of the Target Amount, with the resulting payment of the underlying shares occurring in February 2018). Amounts shown do not include dividend equivalents to be paid on PSUs, which are reinvested in shares of Common Stock after the end of the relevant performance cycle but only to the extent the PSUs vest. See the table entitled 2017 Grants of Plan-Based Awards shown previously in this Proxy Statement for a description of these Dividend Equivalent Shares. Also reflects 18,229 vested Director RSUs, where the payout of the underlying shares is automatically deferred until the director completes service on the Board, but does not include Director RSAs.
(2)
All RSUs and PSUs are settled in shares of Common Stock on a one-for-one basis and accordingly do not have a Weighted-Average Exercise Price. All outstanding options expired on December 31, 2017 and therefore no Weighted-Average Exercise Price is shown.
(3)
Includes the following shares of Common Stock remaining available for issuance at December 31, 2017: 3,697,717 shares issuable under the 2017 Share Incentive Plan, which may be issued upon the exercise of stock options, as RSAs, upon vesting of RSUs or PSUs, or as other stock based awards; and 357,894 shares issuable under the Company's ESPP. Under the ESPP, eligible employees can purchase shares semi-annually with up to a maximum of 10% of eligible compensation, or $10,000, if less, per year, with the purchase price equal to 90% of the fair market value of the Common Stock on the last day of each semi-annual purchase period, which is defined in the ESPP as the average of the high and low prices of such stock on the NYSE. The terms of the ESPP do not limit the aggregate number of shares subject to purchase by all participants during any one purchase period, but require that participants hold the shares purchased for at least one year.

Proxy Statement and Notice of 2018 Annual Meeting      |     59

Users' Guide

Who is soliciting my proxy?

The Directors of W. P. Carey are sending you this Proxy Statement and enclosed proxy card.

Who is entitled to vote?

W. P. Carey's shareholders as of the close of business on April 2, 2018, which is the record date, are entitled to vote at the Annual Meeting.

What is the Board's voting recommendation for each of the proposals and what vote is required for the different proposals?

You may vote FOR, AGAINST or ABSTAIN with respect to each Proposal.

Proposal	Board Vote Recommendation	Vote Required to Approve	Effect of Abstention	Page

Proposal One—Election of Ten Directors	FOR each Nominee	Majority of the votes cast with respect to each nominee	No effect	5

Proposal Two—Advisory Vote on Executive Compensation	FOR	Majority of the votes cast on the Proposal	No effect	31

Proposal Three—Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	Majority of the votes cast on the Proposal	No effect	54

If you own shares through a broker or other nominee in street name, you may instruct your broker or other nominee as to how to vote your shares. A "broker non-vote" occurs when you fail to provide a broker or other nominee with voting instructions and a broker or other nominee does not have the discretionary authority to vote your shares on a particular matter because the matter is not a routine matter under the NYSE rules. Proposal 3 is the only Proposal for which broker discretionary voting is allowed. Therefore, if you fail to provide your broker or other nominee with voting instructions with respect to Proposals 1 and 2, broker non-votes will result with respect to each of those Proposals. A broker non-vote will not be considered a vote cast, will not be counted in determining the number of affirmative votes required for approval and accordingly, will not have the effect of a vote for or against the proposal. Broker non-votes and abstentions will be counted for purposes of calculating whether a quorum is present at the Annual Meeting.

60      |     Proxy Statement and Notice of 2018 Annual Meeting

Users' Guide

You may cast your vote in any of the following ways:

Internet	Phone	Mail	In Person
Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Call 1-800-454-8683 or the number on your voter instruction form. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.	See below regarding Attendance at the Meeting.

How many shares may vote?

At the close of business on the record date, W. P. Carey had 107,194,767 shares of its Common Stock outstanding and entitled to vote. Every shareholder is entitled to one vote for each share held.

What is a quorum?

A quorum is the presence, either in person or represented by proxy, of a majority of all the votes entitled to be cast at the Annual Meeting. There must be a quorum for the Annual Meeting to be held.

How will voting on any shareholder proposals be conducted?

We do not know of any other matters that are likely to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, your signed proxy gives authority to the persons named in the enclosed proxy to vote your shares on such matters in accordance with their best judgment, to the extent permitted by applicable law.

Who will pay the cost for this proxy solicitation?

W. P. Carey will pay the cost of preparing, assembling, and mailing the Notice about Internet availability, this Proxy Statement, the Notice of Meeting, and the enclosed proxy card. In addition to the solicitation of proxies by mail, we may utilize some of our officers and employees (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by telephone. We intend to retain an outside solicitation firm, Broadridge Investor Communication Solutions, Inc., to assist in the solicitation of proxies for a fee estimated to be $50,000 or less, plus out-of-pocket expenses. We expect to request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies, and we will reimburse such persons for their expenses in so doing.

May I revoke my proxy?

Yes, you may revoke your proxy at any time before the Annual Meeting by notifying W. P. Carey's Corporate Secretary or submitting a new proxy card, or by voting in person at the meeting. You should mail any notice of revocation of proxy to Susan C. Hyde, Corporate Secretary, W. P. Carey Inc., 50 Rockefeller Plaza, New York, New York 10020.

Proxy Statement and Notice of 2018 Annual Meeting      |     61

VIEW MATERIALS & VOTE w SCAN TO W. P. CAREY INC. 50 ROCKEFELLER PLAZA NEW YORK, NY 10020 ATTN: INVESTOR RELATIONS VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E43614-P07265 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. W. P. CAREY INC. The Board of Directors recommends you vote FOR the election of all of the director nominees listed in Proposal 1: 1. Election of the Director Nominees to serve until the 2019 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify: Nominees: The Board of Directors recommends that you vote FOR the following proposals: For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 2. To Approve the Advisory Resolution on Executive Compensation. Ratification of Appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2018. 1a. Mark A. Alexander 3. 1b. Peter J. Farrell 1c. Robert J. Flanagan 1d. Jason E. Fox NOTE: To transact such other business as may properly come before the meeting and any adjournment or postponement thereof. 1e. Benjamin H. Griswold, IV 1f. Axel K.A. Hansing 1g. Jean Hoysradt 1h. Margaret G. Lewis 1i. Christopher J. Niehaus 1j. Nick J.M. van Ommen Yes ! No ! Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. E43615-P07265 W. P. CAREY INC. ANNUAL MEETING OF STOCKHOLDERS JUNE 14, 2018 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) ToniAnn Sanzone and Susan C. Hyde, and each of them, with full power of substitution, as proxy to attend on behalf of the Stockholder(s), and to vote all shares of W. P. Carey Inc. common stock that the stockholder(s) is/are entitled to vote, at the 2018 Annual Meeting of Stockholders of W. P. Carey Inc. to be held at the offices of DLA Piper LLP (US), 1251 Avenue of the Americas, 27th Floor, New York, NY on Thursday, June 14, 2018 at 1:30 p.m., and any adjournment or postponement thereof and otherwise to represent the stockholder(s) at the 2018 Annual Meeting and all adjournments or postponements thereof with all powers possessed by you, if personally present. The stockholder(s) hereby revoke(s) all prior proxies heretofore given with respect to the 2018 Annual Meeting and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S) ON THE REVERSE SIDE. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, AND FOR PROPOSAL 3. THE VOTES YOU ARE ENTITLED TO CAST WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 14, 2018. W. P. CAREY INC. You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. W. P. CAREY INC. 50 ROCKEFELLER PLAZA NEW YORK, NY 10020 ATTN: INVESTOR RELATIONS proxy materials and voting instructions. E43616-P07265 See the reverse side of this notice to obtain Meeting Information Meeting Type:Annual Meeting For holders as of:April 2, 2018 Date: June 14, 2018Time: 1:30 PM EDT Location: The Offices of DLA Piper LLP (US) 1251 Avenue of the Americas 27th Floor New York, NY 10020

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXX XXXX XXXX XXXX (located on the following page) XXX XXXX XXXX XXXX (located on the following page) in the subject line. VIEW MATERIALS & VOTE SCAN TO How To Vote Please Choose One of the Following Voting Methods in the box marked by the arrow XXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E43617-P07265 Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: Go to www.proxyvote.com or from a smartphone, scan the QR Barcode above. Have the information that is printed Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Proxy Materials Available to VIEW or RECEIVE: 1. Notice & Proxy Statement 2. Annual Report 3. Form 10-K How to View Online: and visit: www.proxyvote.com, or scan the QR Barcode below. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 31, 2018 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the election of all of the director nominees listed in Proposal 1: The Board of Directors recommends that you vote FOR the following proposals: 1. Election of the Director Nominees to serve until the 2019 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify: 2. To Approve the Advisory Resolution on Executive Compensation. RatificationofAppointmentofPricewaterhouseCoopersLLP as the Company's Independent Registered Public Accounting Firm for 2018. Nominees: 3. 1a. Mark A. Alexander 1b. Peter J. Farrell NOTE: To transact such other business as may properly come before the meeting and any adjournment or postponement thereof. 1c. Robert J. Flanagan 1d. Jason E. Fox 1e. Benjamin H. Griswold, IV 1f. Axel K.A. Hansing 1g. Jean Hoysradt 1h. Margaret G. Lewis 1i. Christopher J. Niehaus 1j. Nick J.M. van Ommen E43618-P07265 Voting Items

E43619-P07265